As filed with the Securities and Exchange Commission on May 24, 2011.

Registration No. 333-172710

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chemtura Corporation*

(Exact name of each registrant as specified in its charter)

Delaware	2820	52-2183153
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

1818 Market Street, Suite 3700, Philadelphia, PA 19103

199 Benson Road, Middlebury, CT 06749

(203) 573-2000

(Address, including zip code, and telephone number, including area code, of the registrants’ principal executive offices)

Billie S. Flaherty

Senior Vice President, General Counsel and Secretary

Chemtura Corporation

199 Benson Road

Middlebury, CT 06749

(203) 573-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C. Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 Telephone: (312) 862-2000

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
7.875% Senior Notes due 2018	$455,000,000	100%	$455,000,000	$52,826(1)(2)
Guarantees of 7.875% Senior Notes due 2018 (3)	—	—	—	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act.
(2)	Of this amount, $7,130 was previously paid in connection with Chemtura Corporation’s Registration Statement on Form S-1 (File No. 333-168557) filed with the Securities and Exchange Commission on August 5, 2010 and has been set off from the currently due filing fee pursuant to Rule 457(p). The remainder of this amount was paid in connection with the initial filing of this Registration Statement.
(3)	The 7.875% Senior Notes due 2018 will be issued by Chemtura Corporation. See the inside facing page for registrant guarantors. No separate consideration will be received from the issuance of the guarantees.
(4)	Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

* The entities listed on the next page in the table of additional registrants are also included in this Form S-4 Registration Statement as additional Registrants.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.

BioLab Franchise Company, LLC	Delaware	77-0706709

Bio-Lab, Inc.	Delaware	22-2268754

Crompton Colors Incorporated	Delaware	06-1413341

Crompton Holding Corporation	Delaware	06-1413342

GLCC Laurel, LLC	Delaware	16-1695687

Great Lakes Chemical Corporation	Delaware	95-1765035

Great Lakes Chemical Global, Inc.	Delaware	35-2024486

HomeCare Labs, Inc.	Delaware	57-1095038

Laurel Industries Holdings, Inc.	Delaware	76-0213635

Recreational Water Products, Inc.	Delaware	22-2268754

Weber City Road LLC	Louisiana	62-1864381

*	The address for each of the additional Registrants is c/o Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749, telephone: (203) 573-2000. The primary standard industrial classification number for each of the additional Registrants is 2820. The name, address, including zip code, of the agent for service for each of the additional Registrants is Billie S. Flaherty, Senior Vice President, General Counsel and Secretary, Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749, telephone: (203) 573-2000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion.

Dated May 24, 2011.

PROSPECTUS

Offer to Exchange

Up to $455,000,000 aggregate principal amount

of our 7.875% Senior Notes due 2018

(which we refer to as exchange notes)

and the guarantees thereof which have been registered

under the Securities Act of 1933, as amended,

for all of our outstanding unregistered

7.875% Senior Notes due 2018 issued on August 27, 2010

(which we refer to as old notes)

and the guarantees thereof.

The Exchange Offer:

•	We will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes.

•	You may withdraw tenders of old notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of old notes for exchange notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes:

•	We are offering the exchange notes to satisfy certain of our obligations under the registration rights agreement entered into in connection with the private offering of the old notes.

•

The terms of the exchange notes are substantially identical to the old notes, except that transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the exchange notes.

•	The exchange notes and the guarantees will be our unsecured senior obligations and will:

•	rank senior in right of payment to all of our existing and future subordinated indebtedness;

•	be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness;

•

be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each current and future domestic restricted subsidiary other than Excluded Subsidiaries (as defined herein) that guarantees any indebtedness of Chemtura or its restricted subsidiaries; and

•	be structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the notes.

•	The exchange notes will mature on September 1, 2018.

•	The exchange notes will bear interest at a rate of 7.875% per annum. We will pay interest on the exchange notes semi-annually on March 1 and September 1 of each year, beginning on September 1, 2011.

•	We may redeem the exchange notes in whole or in part from time to time. See “Description of Exchange Notes.”

See “Risk Factors” beginning on page 12 for a discussion of certain risks you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. A broker-dealer who acquired old notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the exchange notes. We have agreed that, for a period of up to 180 days after the closing of the exchange offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

                    , 2011

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to participate in the exchange offer, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, as amended by Amendment No. 1 on Form 10-Q/A;

•	our Current Reports on Form 8-K filed on February 28, 2011, March 9, 2011 and March 28, 2011; and

•	our Current Reports on Form 8-K/A filed on May 16, 2011 and May 16, 2011.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items, unless otherwise specifically indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained

i

herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). We will furnish any exhibit not specifically incorporated by reference upon the payment of a specified reasonable fee, which fee will be limited to our reasonable expenses in furnishing such exhibit. All requests for such copies should be directed to: Corporate Secretary, Chemtura Corporation, 199 Benson Road, Middlebury, CT 06749. In order to obtain timely delivery, you must request such exhibit no later than five business days before the date you must make your investment decision. You must submit such request no later than                 , 2011.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, information appearing under “Risk Factors” includes forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements.

Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2010, particularly under the caption “Risk Factors.” These risks, uncertainties and other factors include, but are not limited to:

•	the cyclical nature of the global chemicals industry;

•	increases in the price of raw materials or energy and our ability to recover cost increases through increased selling prices for our products;

•	disruptions in the availability of raw materials or energy;

•	declines in general economic conditions;

•	the effects of competition;

•	inability to register products in member states of the European Union under REACh legislation;

•	disruptions due to adverse weather conditions;

•	decline in demand for Chemtura AgroSolutionsTM products due to changes in governmental policies;

•	current and future litigation, governmental investigations, prosecutions and administrative claims, including antitrust-related governmental investigations and lawsuits;

•	environmental, health and safety regulation matters;

•	recent and future federal regulations aimed at increasing security at certain chemical production plants;

•	changes in foreign laws and regulatory requirements, export controls or international tax treaties;

•	potential failure to establish and maintain adequate internal controls over financial reporting;

•	exchange rate and other currency risks;

•	potential loss of our trained, dedicated sales force;

•	operating risks at our production facilities;

•	possible failure to protect our patents or other intellectual property rights or claims that we are infringing upon the rights of others;

•	weaker protection of our patents outside of the United States;

•	possible inability to remain technologically innovative and to offer improved products and services in a cost-effective manner;

•	any lack of sole decision-making ability in any joint ventures, reliance on joint venture partners’ financial condition and disputes between us and our joint venture partners;

•	risks related to our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans;

•	the potential requirement to increase the amount and timing of funding of the pension plan of our U.K. subsidiary;

•	potential climate change legislation, regulation and international accords; and

•	potential impairment of our goodwill or intangible assets.

All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus and each of the documents incorporated herein by reference. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

MARKET DATA

The data included in or incorporated into this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, other publicly available information and our own estimates. Our estimates are based on information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate and our management’s knowledge and experience. We believe these estimates to be accurate as of the date of this prospectus.

TRADEMARKS

We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our businesses. In addition, our names, logos and web site names and addresses are our service marks or trademarks. Some of the more important trademarks that we own or to which we have rights include Anderol®, Aqua Chem®, BAYROL®, BioGuard®, Chemtura AgroSolutionsTM , Cristal®, Greased Lightning®, Guardex®, Hatcol®, Miami®, Mineral Springs®, Naugalube®, Omni®, Poolbrite®, Pool Time®, Pro Guard®, Royco®, Spa Essentials®, SpaGuard®, Spa-Time®, Synton® and The Works®. Each trademark, service mark or trade name of any other company appearing in or incorporated into this prospectus is, to our knowledge, owned or licensed by such other company.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before taking part in this exchange offer. You should read the entire prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Participation in this exchange offer involves substantial risk. You should read the section entitled “Risk Factors” and additional information contained in our Annual Report on Form 10-K for the year ended December 31, 2010 incorporated by reference in this prospectus for more information about important factors you should consider before exchanging your old notes.

Our Company

We are a leading diversified global developer, manufacturer and marketer of performance-driven engineered specialty chemicals. Most of our products are sold to industrial manufacturing customers for use as additives, ingredients or intermediates that add value to their end products. Our agrochemical products are sold through dealers and distributors to growers and others. Our pool, spa and household chemical products are sold through local dealers, large retailers, independent retailers and mass merchants to consumers for in-home and outdoor use. Our operations are located in North America, Latin America, Europe and Asia. In addition, we have important joint ventures primarily in the United States and the Middle East, but also in Asia and Europe. We are committed to global sustainability through “greener technology” and developing engineered chemical solutions that meet our customers’ evolving needs. For the year ended December 31, 2010, our global net sales were $2.8 billion. As of December 31, 2010, our global total assets were $2.9 billion.

Competitive Strengths

We believe our key competitive strengths are:

•

Our Key Businesses Have Industry Leading Positions: Many of our key businesses and products hold leading positions within the various industries they serve. We believe our scale and global reach in product development and marketing provide us with advantages over many of our smaller competitors.

Operating Segment	Business Component	Industry Position / Commentary

Consumer Products	Consumer Products	• One of the two largest global marketers and sellers of recreational water products used in pools and spas

Industrial Performance Products	Petroleum Additives

•    Global manufacturer and marketer of high-performance lubricant additive components and synthetic lubricant base-stocks and synthetic finished fluids

•    Global manufacturer and marketer of high performing calcium sulfonate specialty greases and phosphate ester based fluids

	Urethanes	• A global leader in the development and production of hot cast elastomer pre-polymers

Operating Segment	Business Component	Industry Position / Commentary

	Antioxidants	• A global leader in the development and production of a broad range of additives for the polymer industry

Chemtura AgroSolutions™	Chemtura AgroSolutions™	• A leading niche developer and manufacturer of seed treatments, fungicides, miticides, insecticides, growth regulants and herbicides

Industrial Engineered Products	Great Lakes Solutions	• One of the three largest global developers and manufacturers of bromine and bromine-based products
	Organometallics	• One of the three largest global developers and manufacturers of organometallic compounds, with applications in catalysts, surface treatment and pharmaceuticals

•	Broad Diversified Business:

•

Geographic diversity. Our worldwide manufacturing, sales and marketing network enables us to serve the needs of both local and global customers worldwide. As of December 31, 2010, we operated 31 manufacturing facilities in 13 countries. For the year ended December 31, 2010, 47% of our revenue was generated from net sales in the United States and Canada, 29% from net sales in Europe and Africa, 19% from net sales in Asia/Pacific and 5% from net sales in Latin America. We market and sell our products in more than 100 countries, providing the opportunity to develop new markets for our products in higher-growth regions. We have built upon our historical strength in the United States and Europe to expand our business geographically, thereby diversifying our exposure to many different economies.

•

Product and industry diversity. We are comprised of a number of distinct businesses, each of which is impacted by varied industry trends. Additionally, our business portfolio serves diverse industries and applications, thereby providing us with further diversification. For instance, despite the current general and industry-specific economic conditions, certain parts of our businesses have performed in line with historical norms through the recession:

•	In 2010, our Consumer Products segment increased its profitability over 2008 and 2009 despite the pressures on consumer spending due to the recession.

•

The lubricant additives used in transportation applications experienced customer inventory corrections at the outset of the recession, but recovered more quickly than the broader industrial sector because the number of miles driven, flown and sailed remained at pre-recession levels.

•	The demand for our products used in electronic applications has recovered much more quickly than demand from other industrial applications.

•	Diversified customer base. We have a large and diverse global customer base in a broad array of industries. No single customer comprises more than ten percent of our consolidated 2010 net sales.

•

Unique Industry Positions: We believe our businesses possess significant differentiation within their respective industry segments. Some of our businesses are vertically integrated into key feedstocks and others have strong brand recognition, long lead time product registrations or technical and formulatory know-how. We believe these attributes are difficult to replicate and allow us to attract customers looking for consistent performance, reliability and cost-effective results, and are distinct competitive advantages. Examples include:

•

Our Industrial Engineered Products segment has extensive brine fields in Arkansas from which we extract brine to produce bromine, which is used as a building block for products such as flame retardants.

•

Our Industrial Performance Products segment participates in a production joint venture that produces cost competitive alkylated diphenylamine, a building block for our Naugalube® antioxidants used in lubricants. This segment also develops urethanes, the production of which is enhanced by our technical and formulatory know-how that permits us to engineer our products to meet specific customer needs and antioxidants, for which we are the only producer of such products in the Middle East, allowing us to offer superior service and security of supply to the region’s fast-growing polyolefin industry.

•	Our Consumer Products segment benefits from well-established brand names as well as registrations and certifications from government agencies and customers.

•

Our Chemtura AgroSolutionsTM segment is well experienced in obtaining the required registrations for its products in each country in which they are sold. Once obtained, these registrations provide an exclusive right to use the active compound upon which the product is based for the specified crop in that country or region for a number of years.

•

Well Positioned to Grow in Emerging Markets: Our businesses’ product portfolios have positioned us to benefit from high growth emerging market regions in the future. We derived 24% of our revenues during 2010 from key emerging markets including Asia/Pacific and Latin America. We will continue to invest in emerging markets as their polymer production increases, their manufacturing of electronic products expands, their automotive industries build vehicles that meet emission standards such that they can be exported to western markets, and their growers seek to increase the exports of their produce. There are a limited number of suppliers that can supply the products or provide the technical support that customers in these regions require, giving us the opportunity to capture this growth in demand for our products. Additionally, we are strongly positioned to supply the polyolefin industry in the Middle East through our existing antioxidants joint venture in Saudi Arabia and our recently announced organometallics joint venture in Saudi Arabia which will produce components for polymerization catalysts in the region. We also participate in a joint venture within Asia that produces polymer antioxidants.

•	Emerged from Chapter 11 a Stronger and Leaner Company:

•

Significantly reduced indebtedness with improved liquidity. As of December 31, 2010, we have $751 million of total consolidated indebtedness, $201 million of cash and cash equivalents and approximately $275 million of lending commitments under our new five year senior secured revolving credit facility (the “ABL Facility”) with Bank of America, N.A., as administrative agent and the other lenders party thereto, which also permits us to enter into a foreign asset based financing arrangement. The $275 million of lending commitments was un-drawn other than to support the issuance of $12 million in letter of credit obligations. For comparison, as of December 31, 2009, we had approximately $1.4 billion of total consolidated indebtedness.

•

Improved cost structure. We have significantly improved our cost structure over the past two years and reduced our cash fixed costs substantially compared to prior years. From December 31, 2007 through the end of 2010, we reduced our workforce by approximately 900 employees, including the transfer of employees as part of the sale of the PVC additives business and a reduction of over 400 professional and administrative positions. Since the end of 2007, we have significantly reduced underperforming assets by closing or selling 6 plants and moving to third-party warehousing in a number of our businesses. These actions have eliminated underperforming assets and reduced fixed costs or made them variable. We will continue to manage our costs and improve the efficiency of our operations in 2011 and beyond.

•	Reduced environmental and other liabilities. Following our emergence from Chapter 11, we discharged a significant amount of our environmental and contingent liability exposure.

•

Focused, Experienced Management Team: We are led by Craig A. Rogerson, who was elected as Chairman, President and Chief Executive Officer in December 2008. Mr. Rogerson holds a chemical engineering degree from Michigan State University and has over 31 years of operating and leadership experience in the specialty chemicals industry. Mr. Rogerson is supported by a senior management team that has extensive operational and financial experience in the specialty chemicals industry. Our senior management team is focused on creating a culture of performance and accountability that can leverage the global economic recovery and the long-term trends in the industries we serve to drive profitable revenue growth.

Our Strategy

Our primary goal is to create value for our stakeholders by driving profitable revenue growth while continuing to manage our costs. We will develop and engineer new products and processes, exploit our global scale for regional growth and manage our portfolio of specialty chemical businesses. Our efforts are directed by the following key business strategies:

•

Technology-Driven Growth through Innovation. As a specialty chemical developer and manufacturer, our competitive strength lies in our ability to continue to develop and engineer new products and processes that meet our customers’ changing needs. We are investing in innovation to strengthen our new product pipelines and will license or acquire technologies to supplement these initiatives. We focus on the development of products that are sustainable, meet ecological concerns and capitalize on growth trends in the industries we serve.

•

Regional Growth through Building Global Scale. We are building our local presence in the rapidly expanding emerging markets through sales representation, technical development centers, joint ventures and local manufacturing. We empower our regional teams to serve their growing customer base and will supplement these efforts through “bolt-on” acquisitions where increased demand makes it appropriate. We exploit our global scale by sharing service functions and technologies that no one region or business could replicate on its own while utilizing our regional presence to lower raw material costs.

•

Performance-Driven Culture. We believe we have outstanding people who can deliver superior performance under strong, experienced leaders who instill a culture of accountability. We expect accountability on safety, environmental stewardship and reliability of orders. Our performance is focused on understanding the needs of our customers and meeting such needs by efficiently executing their orders and delivering technology based solutions that meet their requirements in order to become their preferred supplier. We measure our performance against benchmarks and metrics using statistical analysis.

•

Portfolio and Cost Management. We will continue to actively manage our portfolio of specialty chemical businesses to maximize their value. We seek to strengthen our businesses by building on our leading market positions and increasing differentiation of our products while pruning or exiting underperforming products and managing costs.

Corporate Information

Our principal executive offices are located at 1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 19103 and at 199 Benson Road, Middlebury, Connecticut 06749. Our telephone number in Connecticut is (203) 573-2000. Our principal web site is located at http://www.chemtura.com. Our web site and the information contained on that site, or connected to that site, are not a part of this prospectus.

The Exchange Offer

The following summary contains basic information about the exchange offer. For a more detailed description of the terms and conditions of the exchange offer, please refer to the section entitled “The Exchange Offer.”

The Exchange Offer	We are offering to exchange $1,000 principal amount of the exchange notes, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for each $1,000 principal amount of the old notes, which have not been registered under the Securities Act. We issued the old notes on August 27, 2010.

In order to exchange your old notes, you must promptly tender them before the expiration date (as described in this prospectus). All old notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes on or promptly after the expiration date.

You may tender your old notes for exchange in whole or in part in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Registration Rights Agreement	Simultaneously with the initial sale of the old notes, we entered into a registration rights agreement for this exchange offer. In the registration rights agreement, we agreed, among other things, to use all commercially reasonable efforts to file a registration statement with the SEC and to keep the exchange offer open for not less than 20 business days after the notice of the exchange offer is mailed to the holders. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

Consequences of Failure to Exchange	If you do not exchange your old notes for exchange notes in the exchange offer, you will still have the restrictions on transfer provided in the old notes and in the indenture that governs both the old notes and the exchange notes. In general, the old notes may not be offered or sold unless registered or exempt from registration under the Securities Act, or in a transaction not subject to the Securities Act and applicable state securities laws. See “Risk Factors—Risks Related to the Exchange Offer—If you do not exchange your old notes for exchange notes, your ability to sell your old notes will be restricted.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2011, unless we decide to extend the expiration date. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Old Notes	If you wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of the Depository Trust Company. See “The Exchange Offer—Procedures for Tendering Old Notes.” By accepting the exchange offer, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•

you are not engaging in or intending to engage in a distribution of the exchange notes and you have no arrangement or understanding with any person or entity, including any of our affiliates, to participate in the distribution of the exchange notes;

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of the exchange notes; and

•

you are not our “affiliate” as defined in Rule 405 under the Securities Act, or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for notes that were acquired by that broker-dealer as a result of market-marking or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Withdrawal Rights	You may withdraw the tender of your old notes at any time before the expiration date. To do this, you should deliver a written notice of your withdrawal to the exchange agent according to the withdrawal procedures described in the section “The Exchange Offer—Withdrawal Rights.”

Exchange Agent	The exchange agent for the exchange offer is U.S. Bank National Association. The address, telephone number and facsimile number of the exchange agent are provided in the section entitled “The Exchange Offer—Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes. See “Use of Proceeds.”

Material U.S. Federal Income Tax Considerations	Your exchange of the old notes for exchange notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, you should not recognize any taxable gain or loss as a result of the exchange. See “Material U.S. Federal Income Tax Considerations.”

Summary of Terms of the Exchange Notes

The form and terms of the exchange notes will be the same as the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the old notes. The exchange notes represent the same debt as the old notes. Both the old notes and the exchange notes will be governed by the same indenture. Unless the context otherwise requires, we use the term “notes” in this prospectus to collectively refer to the old notes and the exchange notes.

Issuer	Chemtura Corporation

Securities	$455,000,000 aggregate principal amount of 7.875% Senior Notes due 2018.

Maturity	September 1, 2018.

Interest Payment Dates	March 1 and September 1 of each year, commencing on September 1, 2011.

Interest Rate	7.875% per year.

Guarantees	The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each current and future domestic restricted subsidiary other than Excluded Subsidiaries that guarantees any indebtedness of Chemtura or its restricted subsidiaries. Under certain circumstances, guarantors may be released from their guarantees without the consent of the holders of notes. See “Description of Exchange Notes—Note Guarantees—Release of the Note Guarantees.”

For the year ended December 31, 2010, our non-guarantor subsidiaries:

•	represented approximately 45% of our net sales; and

•	contributed net earnings attributable to Chemtura of $68 million.

As of December 31, 2010, our non-guarantor subsidiaries represented approximately 50% of our total assets (excluding intercompany assets).

Ranking	The exchange notes and the guarantees will be Chemtura and the guarantors’ general unsecured senior obligations and will rank equally in right of payment with all of our and the guarantors’ respective existing and future senior indebtedness;

•	will rank senior in right of payment to our and the guarantors’ respective future subordinated indebtedness;

•	will be effectively subordinated to all of our and the guarantors’ respective existing and future secured indebtedness to the extent of the value of the collateral; and

•	will be structurally subordinated to all existing and future liabilities (including trade payables) of each of our subsidiaries that does not guarantee the notes.

In addition, at December 31, 2010, our non-guarantor subsidiaries had $486 million of total liabilities (including trade payables but excluding intercompany liabilities), all of which would have been structurally senior to the exchange notes.

Optional Redemption	The exchange notes will be redeemable at our option, in whole or in part, at any time on or after September 1, 2014, in each case, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest up to, but excluding, the date of redemption.

At any time prior to September 1, 2014, we may also redeem some or all of the exchange notes, in each case, at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest up to, but excluding, the date of redemption, plus a “make-whole” premium.

Mandatory Offers to Purchase	The occurrence of a change of control will be a triggering event requiring us to offer to purchase from you all or a portion of your exchange notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest up to, but excluding, the date of purchase.

Certain asset dispositions will be triggering events which may require us to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, plus accrued and unpaid interest up to, but excluding, the date of purchase.

Covenants	The notes will be issued under an indenture entered into between Chemtura Corporation and U.S. Bank National Association, as trustee. The indenture, among other things, limits our ability and the ability of our restricted subsidiaries to:

•	incur, assume or guarantee additional indebtedness;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	incur liens;

•	restrict dividends, loans or asset transfers from our subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	consolidate or merge with or into, or sell substantially all of our assets to, another person;

•	enter into transactions with affiliates; and

•	enter into new lines of business.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of Exchange Notes.” Certain of these covenants will cease to apply to the notes at all times during which the notes have an investment grade rating from both Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group.

Absence of Public Market for the Notes	The exchange notes are a new issue of securities, and there is currently no established trading market for the notes. The exchange notes generally will be freely transferable but will also be new securities for which there will not initially be a market. We do not intend to apply for a listing of the exchange notes, on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers of the old notes advised us that they intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued without notice.

Use of Proceeds	We will not receive any cash proceeds from the issuance of Exchange Notes. See “Use of Proceeds.”

Risk Factors	In evaluating an exchange of old notes for exchange notes, investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under “Risk Factors” beginning on page 12 for risks involved with an investment in the exchange notes.

RISK FACTORS

Participation in this exchange offer involves risk. In addition to the risks described below, you should also carefully read all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus in evaluating whether to participate in the exchange offer. If any of the described risks actually were to occur, our business, financial condition or results of operations could be affected materially and adversely. In that case, our ability to fulfill our obligations under the notes could be materially affected and you could lose all or part of your original investment in the exchange notes.

The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial individually or in the aggregate may also impair our business operations.

Risks Relating to Our Business

The cyclical nature of the chemicals industry causes significant fluctuations in our results of operations and cash flows.

Our historical operating results reflect the cyclical and volatile nature of the supply and demand balance of the chemicals industry. The chemicals industry has experienced alternating periods of inadequate capacity and supply, allowing prices and profit margins to increase, followed by periods when substantial capacity is added, resulting in oversupply, overcapacity, corresponding declining utilization rates and, ultimately, declining prices and profit margins. Some of the markets in which our customers participate, such as the automotive, electronics and building and construction industries, are cyclical in nature, thus posing a risk to us that is beyond our control. These markets are highly competitive, are driven to a large extent by end-use markets and may experience overcapacity, all of which may affect demand for and pricing of our products and result in volatile operating results and cash flows over our business cycle. Future growth in product demand may not be sufficient to utilize current or future capacity. Excess industry capacity may continue to depress our volumes and margins on some products. Our operating results, accordingly, may be volatile as a result of excess industry capacity, as well as from rising energy and raw materials costs.

Increases in the price of the raw materials or energy utilized for our products may have a material adverse effect on our operating results.

We purchase significant amounts of raw materials and energy for our businesses. The cost of these raw materials and energy, in the aggregate, represents a substantial portion of our operating expenses. The prices and availability of the raw materials we utilize vary with market conditions and may be highly volatile. Over the past few years, we have experienced significant cost increases in purchases of petrochemicals, tin, soybean oil, other raw materials and, our primary energy source (natural gas) which has had a negative impact on our operating results.

Although we have attempted, and will continue to attempt, to match increases in the prices of raw materials or energy with corresponding increases in product prices, we may not be able to immediately raise product prices, if at all. Ultimately, our ability to pass on increases in the cost of raw materials or energy to customers is highly dependent upon market conditions. Specifically, there is a risk that raising prices charged to our customers could result in a loss of sales volume. In the past, we have not always been able to pass on increases in the prices of raw materials and energy to our customers, in whole or in part, and there will likely be periods in the future when we will not be able to pass on these price increases. Reactions by our customers and competitors to our price increases could cause us to reevaluate and possibly reverse such price increases, which would negatively affect operating results.

Any disruption in the availability of the raw materials or energy utilized for our products may have a material adverse effect on our operating results.

Across our businesses, there are a limited number of suppliers for some of our raw materials and utilities and, in some cases, the number of sources for and availability of raw materials and utilities is specific to the particular geographic region in which a facility is located. It is also common in the chemical industries for a facility to have a sole, dedicated source for its utilities, such as steam, electricity and gas. Having a sole or limited number of suppliers may result in our having limited negotiating power, particularly during times of rising raw material costs. Even where we have multiple suppliers for a raw material or utility, these suppliers may not make up for the loss of a major supplier. Moreover, any new supply agreements we enter into may not have terms as favorable as those contained in our current supply agreements. For some of our products, the facilities or distribution channels of raw material and utility suppliers and our production facilities form an integrated system, which limits our ability to negotiate favorable terms in supply agreements.

During 2009, Lyondell Chemical Company (“Lyondell”), a key service provider to our Lake Charles, Louisiana plant, filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code. We have entered into agreements with Lyondell for various services. Lyondell may have the right to terminate the agreements by giving prior written notice to us. If Lyondell terminates the agreements, or takes other adverse actions regarding the provisioning of services to us, and we are unable to arrange for alternative suppliers or perform such services ourselves, the outcome could have a material impact on the operating income of our Consumer Products segment.

In addition, as part of an increased trend towards vertical integration in the chemicals industry, other chemical companies are purchasing raw material suppliers. This is further reducing the available suppliers for certain raw materials.

If one or more of our significant raw material or utility suppliers were unable to meet its obligations under present supply arrangements, raw materials may become unavailable within the geographic area from which they are now sourced, or supplies may otherwise be constrained or disrupted, our businesses could be forced to incur increased costs for our raw materials or utilities, which would have a direct negative impact on plant operations and may adversely affect our results of operations and financial condition.

Decline in general economic conditions and other external factors may adversely impact our operations.

External factors, including domestic and global economic conditions, international events and circumstances, competitor actions and government regulation, are beyond our control and can cause fluctuations in demand and volatility in the prices of raw materials and other costs that can intensify the impact of economic cycles on our operations. We produce a broad range of products that are used as additives and components in other products in a wide variety of end-use markets. As a result, our products may be negatively impacted by supply and demand instability in other industries and the effects of that instability on supply chain participants. Economic and political conditions in countries in which we operate may also adversely impact our operations. For example, some countries in Central and Eastern Europe have been particularly adversely affected by the recent global financial crisis, rising government deficits and debt levels, protracted credit market tightness and other challenging European market conditions and could continue to negatively affect our businesses. Although our diversified product portfolio and international presence lessens our dependence on a single market and exposure to economic conditions or political instability in any one country or region, our businesses are nonetheless sensitive to changes in economic conditions. Accordingly, financial crises and economic downturns anywhere in the world could adversely affect our results of operations, cash flows and financial condition.

Competition may adversely impact our results of operations.

We face significant competition in many of the markets in which we operate due to the trend toward global expansion and consolidation by competitors. Some of our existing competitors are larger than we are and may have more resources and better access to capital markets to facilitate continued expansion or new product development. Additionally, some of our competitors have greater product range and distributional capability than we do for certain products and in specific regions. We also expect that we will continue to face new competitive challenges as well as additional risks inherent in international operations in developing regions. We are susceptible to price competition in certain markets in which customers are sensitive to changes in price. At the same time, we also face downward pressure on prices from industry overcapacity and lower cost structures in certain businesses. The further use and introduction of generic and alternative products by our competitors may result in increased competition and could require us to reduce our prices and take other steps to compete effectively. These measures could negatively affect our financial condition, results of operations and cash flows. Alternatively, if we were to increase prices in response to this competition, the reactions of our competitors and customers to such price increases could cause us to reevaluate and possibly reverse such price increases or risk a loss in sales volumes.

Our inability to register our products in member states of the European Union under the REACh legislation may lead to some restrictions or cancellations of registrations, which could impact our ability to manufacture and sell certain products.

In December 2006, the European Union signed the REACh legislation. This legislation requires chemical manufacturers and importers in the European Union to demonstrate the safety of the chemical substances contained in their products via a substance registration process. The full REACh registration process will be phased in over the next several years. The registration process will require capital and resource commitments to compile and file comprehensive chemical dossiers regarding the use and attributes of each chemical substance manufactured or imported by Chemtura and will require us to perform chemical safety assessments. Successful registration under REACh will be a functional prerequisite to the continued sale of our products in the European Union market. Thus, REACh presents a risk to the continued sale of our products in the European Union should we be unable or unwilling to complete the registration process or if the European Union seeks to ban or materially restrict the production or importation of the chemical substances used in our products.

Adverse weather or economic conditions could materially affect our results of operations.

Sales volumes for the products in Chemtura AgroSolutions™ segment, like all agricultural products, are subject to the sector’s dependency on weather, disease and pest infestation conditions. Adverse weather conditions in a particular region could materially adversely affect our Chemtura AgroSolutions™ segment. Additionally, our Chemtura AgroSolutions™ segment products are typically sold pursuant to contracts with extended payment terms in Latin America and Europe. Customary extended payment periods, which are tied to particular crop growing cycles, render our Chemtura AgroSolutions™ segment susceptible to losses from receivables during economic downturns and may adversely affect our results of operations and cash flows.

Our pool and spa products in our Consumer Products segment are primarily used in swimming pools and spas. Demand for these products is influenced by a variety of factors, including seasonal weather patterns. An adverse change in weather patterns, such as the unseasonably cold and wet summers in the United States in 2008 and 2009, could negatively affect the demand for, and profitability, of our pool and spa products.

Demand for Chemtura AgroSolutions™ products is affected by governmental policies, and certain products are subject to government approval.

Demand for our Chemtura AgroSolutions™ segment products is also influenced by the agricultural policies of governments and regulatory authorities, particularly in developing countries in Asia and Latin America, where we conduct business. Moreover, changes in governmental policies or product registration requirements could have an adverse impact on our ability to market and sell our products.

In all regions of the world there are directives, laws and/or regulations that require the testing and registration of all agrochemical products before they can be sold for application to crops. Each country appoints agencies responsible for the administration of these approval processes. Under these laws or when such laws and regulations are periodically changed the products that have been previously registered may be required to undergo a process of re-registration. The re-registration process frequently demands tests to be repeated to more modern and exacting standards or may even require completely new types of tests to be completed. These tests and processes for both new and existing agrochemical products can take significant time to complete and resources to perform, and may ultimately be unsuccessful in their objective of securing a registration of new products or re-registration of existing products. There is no assurance when an existing product requires re-registration that it will be approved for continuing use or all of its previously approved uses can be sustained. Globally, many of our products are currently subject to such re-registration processes which may result in products having their approval for sale withdrawn in some countries.

Current and future litigation, governmental investigations, prosecutions and administrative claims, including antitrust-related governmental investigations and lawsuits, could harm our financial condition, results of operations and cash flows.

We have been involved in several significant lawsuits and claims relating to environmental and chemical exposure matters, and may in the future be involved in similar litigation. Additionally, we are routinely subject to other civil claims, litigation and arbitration and regulatory investigations arising in the ordinary course of our business as well as with respect to our divested businesses. Some of these claims and lawsuits relate to product liability claims, including claims related to current and former products and asbestos-related claims concerning the premises and historic products of us and our predecessors. We could become subject to additional claims. An adverse outcome of these claims could have a materially adverse effect on our business, financial conditions, results of operations and cash flows.

We have also been involved in a number of governmental investigations, prosecutions and administrative claims in the past, including antitrust-related governmental investigations and civil lawsuits, and may in the future be subject to similar claims. Additionally, we have incurred and could again incur expenses in connection with antitrust-related matters, including expenses related to our cooperation with governmental authorities and defense-related civil lawsuits.

Environmental, health and safety regulation matters could have a negative impact on our results of operations and cash flows.

We are subject to extensive federal, state, local and foreign environmental, health and safety laws and regulations concerning, among other things, emissions in the air, discharges to land and water and the generation, handling, treatment and disposal of hazardous waste and other materials. Our operations entail the risk of violations of those laws and sanctions for violations such as clean-up and removal costs, long-term monitoring and maintenance costs, costs of waste disposal, natural resource damages and payments for property damage and personal injury. Although it is our policy to comply with such laws and regulations, it is possible that we have not been or may not be at all times in compliance with all of these requirements.

Additionally, these requirements, and enforcement of these requirements, may become more stringent in the future. The ultimate additional cost of compliance with any such requirements could be material. Non-compliance could subject us to material liabilities such as government fines or orders, criminal sanctions, third-party lawsuits, remediations and settlements, the suspension, modification or revocation of necessary permits and licenses, or the suspension of non-compliant operations. We may also be required to make significant site or operational modifications at substantial cost. Future regulatory or other developments could also restrict or eliminate the use of, or require us to make modifications to, our products, packaging, manufacturing processes and technology, which could have a significant adverse impact on our financial condition, results of operations and cash flows.

At any given time, we may be involved in claims, litigation, administrative proceedings, settlements and investigations of various types in a number of jurisdictions involving potential environmental liabilities, including clean-up costs associated with hazardous waste disposal sites, natural resource damages, property damage, personal injury and regulatory compliance or non-compliance. The resolution of these environmental matters could have a material adverse effect on our results of operations and cash flows.

Recent federal regulations aimed at increasing security at certain chemical production plants and similar legislation that may be proposed in the future could require us to enhance plant security and to alter or discontinue our production of certain chemical products, thereby increasing our operating costs and causing an adverse effect on our results of operations.

Regulations have recently been issued by the U.S. Department of Homeland Security (“DHS”) aimed at decreasing the risk, and effects, of potential terrorist attacks on chemical plants located within the United States. Pursuant to these regulations, these goals would be accomplished in part through the requirement that certain high-priority facilities develop a prevention, preparedness, and response plan after conducting a vulnerability assessment. In addition, companies may be required to evaluate the possibility of using less dangerous chemicals and technologies as part of their vulnerability assessments and prevention plans and implementing feasible safer technologies in order to minimize potential damage to their facilities from a terrorist attack. Certain of our sites are subject to these regulations and we cannot state at this time with certainty the costs associated with any security plans that the DHS may require. These regulations may be revised further and additional legislation may be proposed in the future on this topic. It is possible that such future legislation could contain terms that are more restrictive than what has recently been passed and which would be more costly to us. We cannot predict the final form of currently pending legislation or other related legislation that may be passed and we can provide no assurance that such legislation will not have an adverse effect on our results of operations in a future reporting period. In addition, we may incur liabilities for subsequent damages in the event that we fail to comply with these regulations.

We operate on an international scale and are exposed to risks in the countries in which we have significant operations or interests. Changes in foreign laws and regulatory requirements, export controls or international tax treaties could adversely affect our results of operations and cash flows.

We are dependent, in large part, on the economies of the countries in which we manufacture and market our products. Of our 2010 net sales, 47% were to customers in the United States and Canada, 29% to Europe and Africa, 19% to the Asia/Pacific region and 5% to Latin America. As of December 31, 2010, our net property, plant and equipment were located in various regions including 64% in the United States and Canada, 28% in Europe and Africa, 5% in the Asia/Pacific region and 3% in Latin America.

The economies of the countries within these areas are in different stages of socioeconomic development. Consequently, we are exposed to risks from changes in foreign currency exchange rates, interest rates, inflation, governmental spending, social instability and other political, economic or social developments that may materially adversely affect our financial condition, results of operations and cash flows.

We may also face difficulties managing and administering an internationally dispersed business. In particular, the management of our personnel across several countries can present logistical and managerial challenges. Additionally, international operations present challenges related to operating under different business cultures and languages. We may have to comply with unexpected changes in foreign laws and regulatory requirements, which could negatively impact our operations and ability to manage our global financial resources. Export controls or other regulatory restrictions could prevent us from shipping our products into and from some markets. Moreover, we may not be able to adequately protect our trademarks and other intellectual property overseas due to uncertainty of laws and enforcement in a number of countries relating to the protection of intellectual property rights. Changes in tax regulation and international tax treaties could significantly reduce the financial performance of our foreign operations or the magnitude of their contributions to our overall financial performance.

If we fail to establish and maintain adequate internal controls over financial reporting, we may not be able to report our financial results in a timely and reliable manner, which could harm our business and impact the value of our securities.

We depend on our ability to produce accurate and timely financial statements in order to run our business. If we fail to do so, our business could be negatively affected and our independent registered public accounting firm may be unable to attest to the fair presentation of our Consolidated Financial Statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. If we cannot provide reliable financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Even effective internal controls have inherent limitations including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting in future periods are subject to the risk that the control may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement, including with respect to income tax accounts and international customer incentive, commission and promotional payment practices. We have completed the previously disclosed review of various customer incentive, commission and promotional payment practices of the Chemtura AgroSolutions™ segment in its Europe, Middle East and Africa region (the “EMEA Region”). The review was conducted under the oversight of the Audit Committee of the Board of Directors and with the assistance of outside counsel and forensic accounting consultants. As disclosed previously, the review found evidence of various suspicious payments made to persons in certain Central Asian countries and of activity intended to conceal the nature of those payments. The amounts of these payments were reflected in our books and records but were not recorded appropriately. In addition, the review found evidence of payments that were not recorded in a transparent manner, including payments that were redirected to persons other than the customer, distributor or agent in the particular transaction. None of these payments were subject to adequate internal control. We have strengthened our worldwide internal controls relating to customer incentives and sales agent commissions and enhanced our global policy prohibiting improper payments which contemplates, among other things, that we monitor our international operations. Such monitoring may require that we investigate allegations of possible improprieties relating to transactions and the way in which such transactions are recorded. We have severed our relationship with all of the sales agents and the employees responsible for the suspicious payments. We cannot reasonably estimate the nature or amount of monetary or other sanctions, if any, that might be imposed as a result of the review.

If we fail to maintain adequate internal controls, including any failure to implement new or improved controls, or if we experience difficulties in their implementation, we could fail to meet our reporting obligations, and there could be a material adverse effect on our business and financial results. In the event that our current control practices deteriorate, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our securities may be adversely affected.

Our results of operations are subject to exchange rate and other currency risks. A significant movement in exchange rates could adversely impact our results of operations.

Significant portions of our businesses are conducted in currencies other than the U.S. dollar. Accordingly, foreign currency exchange rates affect our operating results. Effects of exchange rate fluctuations upon our future operating results cannot be predicted because of the number of currencies involved, the variability of currency exposure and the potential volatility of currency exchange rates. We face risks arising from the imposition of exchange controls and currency devaluations. Exchange controls may limit our ability to convert foreign currencies into U.S. dollars or to remit dividends and other payments by our foreign subsidiaries or businesses located in or conducted within a country imposing controls. In certain foreign countries, some components of our cost structure are denominated in U.S. dollars while our revenues are denominated in the local currency. In those cases, currency devaluation could adversely impact our operating margins.

We are dependent upon a trained, dedicated sales force, the loss of which could materially affect our operations.

Many of our products are sold and supported through dedicated staff and specifically trained personnel. The loss of this sales force due to market or other conditions could affect our ability to sell and support our products effectively, which could have an adverse effect on our results of operations.

Our Great Lakes Solutions business could be adversely impacted by recent regulations related to deep-water exploratory drilling.

On April 20, 2010, a fire and explosion onboard the semisubmersible drilling rig Deepwater Horizon in the Gulf of Mexico led to the largest offshore oil spill in U.S. history. In response to this incident, the Bureau of Ocean Energy Management, Regulation and Enforcement (the “BOE”) of the U.S. Department of the Interior (the “DOI”) ceased issuing drilling permits pursuant to a series of moratoria, and all deepwater drilling activities in progress were suspended. On October 12, 2010, the U.S. government lifted the drilling moratorium, subject to compliance with enhanced safety requirements, including those set forth in Notices to Lessees 2010-N05 and 2010-N06, both of which were implemented during the drilling ban. Additionally, all drilling in the Gulf of Mexico will be required to comply with the Interim Final Rule to Enhance Safety Measures for Energy Development on the Outer Continental Shelf (Drilling Safety Rule) and the Workplace Safety Rule on Safety and Environmental Management Systems, both of which were issued on September 30, 2010. The DOI did not issue a new permit related to the drilling of new exploratory wells in the deepwater Gulf of Mexico until February 28, 2011. In January 2011 the President’s National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling released its report, recommending that the federal government require additional regulation and an increase in liability caps. Additional legislation or regulation is being discussed which could require companies operating in the Gulf of Mexico to establish and maintain a higher level of financial responsibility under its Certificate of Financial Responsibility, a certificate required by the Oil Pollution Act of 1990 which evidences a company’s financial ability to pay for cleanup and damages caused by oil spills. There have also been discussions regarding the establishment of a new industry mutual insurance fund in which companies would be required to participate and which would be available to pay for consequential damages arising from an oil spill. The BOEMRE is expected to continue to issue new safety and environmental guidelines or regulations for drilling in the Gulf of Mexico.

Our Great Lakes Solutions business produces products which are used by drilling rigs in the Gulf of Mexico. Sales of these products have been impacted by economic conditions and the moratorium in the last two to three years and have only recently started to recover. Amendments to existing laws and regulations or the adoption of new laws and regulations curtailing or further regulating exploratory or development drilling and production of oil and gas in the Gulf of Mexico could arrest this recovery and have an adverse effect on our business and on our operating results or financial condition.

Production facilities are subject to operating risks that may adversely affect our financial condition, results of operations and cash flows.

We are dependent on the continued operation of our production facilities. Such production facilities are subject to hazards associated with the manufacturing, handling, storage and transportation of chemical materials and products, including pipeline leaks and ruptures, explosions, fires, inclement weather and natural disasters, terrorist attacks, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, remediation complications, chemical spills, discharges or releases of toxic or hazardous gases, storage tank leaks and other environmental risks. These hazards can cause personal injury and loss of life, severe damage to, or destruction of, property and equipment and environmental damage, fines, civil or criminal penalties and liabilities. The occurrence of these events may disrupt production which could have an adverse effect on the production and profitability of a particular manufacturing facility and on our financial condition, results of operations and cash flows.

Our businesses depend upon many proprietary technologies, including patents, licenses and trademarks. Our competitive position could be adversely affected if we fail to protect our patents or other intellectual property rights or if we become subject to claims that we are infringing upon the rights of others.

Our intellectual property is of particular importance for a number of the specialty chemicals that we manufacture and sell. The trademarks and patents that we own may be challenged, and because of such challenges, we could eventually lose our exclusive rights to use and enforce such proprietary technologies and marks, which would adversely affect our competitive position and results of operations. We are licensed to use certain patents and technology owned by other companies, including foreign companies, to manufacture products complementary to our own products. We pay royalties for these licenses in amounts not considered material, in the aggregate, to our consolidated results. We cannot be assured that such licensors will adequately maintain or protect or enforce such licensed technology, or that such licenses will continue to be available on current terms, which may impair our ability to offer certain products and may require us to seek licenses on less favorable terms.

In connection with our introduction and development of the Chemtura AgroSolutions™ brand, we have filed applications to register the Chemtura AgroSolutions™ trademark. In April 2010, a third party filed an opposition to one such filing in the United States for the registration of the Chemtura AgroSolutions™ mark in connection with agricultural herbicides and pesticides. If such opposition is successful, we may be unable to prevent competitors from using marks similar to Chemtura AgroSolutions™ in the United States, and may be subject to further challenges which may prevent us from using the Chemtura AgroSolutions™ mark in the United States.

We also rely on unpatented proprietary know-how and continuing technological innovation and other trade secrets to develop and maintain our competitive position. Although it is our policy to enter into confidentiality agreements with our employees and third parties to restrict the use and disclosure of trade secrets and proprietary know-how, those confidentiality agreements may be breached. Additionally, adequate remedies may not be available in the event of an unauthorized use or disclosure of such trade secrets and know-how, and others could obtain knowledge of such trade secrets through independent development or other access by legal means. The failure of our patents, trademarks or confidentiality agreements to protect our processes, apparatuses, technology, trade secrets or proprietary know-how and the brands under which we market and sell our products could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We cannot be assured that our products or methods do not infringe on the patents or other intellectual property rights of others. Infringement and other intellectual claims or proceedings brought against us, whether successful or not, could result in substantial costs and harm our reputation. Such claims and proceedings can also distract and divert management and key personnel from other tasks important to the success of our business. In addition, intellectual property litigation or claims could force us to do one or more of the following:

•	cease selling products that contain asserted intellectual property;

•	pay substantial damages for past use of the asserted intellectual property;

•	obtain a license from the holder of the asserted intellectual property, which may not be available on reasonable terms; and

•	redesign or rename, in the case of trademark claims, our products to avoid infringing the rights of third parties.

Such requirements could adversely affect our revenue, increase costs, and harm our financial condition.

Our patents may not provide full protection against competing manufacturers outside of the United States, the European Union countries and certain other developed countries. Weaker protection may adversely impact our sales and results of operations.

In some of the countries in which we operate, such as China, the laws protecting patent holders are significantly weaker than in the United States, countries in the European Union and certain other developed countries. Weaker protection may assist competing manufacturers in becoming more competitive in markets in which they might not have otherwise been able to introduce competing products for a number of years. As a result, we tend to rely more heavily upon trade secret and know-how protection in these regions, as applicable, rather than patents. Additionally, for our Chemtura AgroSolutions™ segment products sold in China, we rely on regulatory protection of intellectual property provided by regulatory agencies, which may not provide us with complete protection against competitors.

An inability to remain technologically innovative and to offer improved products and services in a cost-effective manner could adversely impact our operating results.

Our operating results are influenced in part by our ability to introduce new products and services that offer distinct value to our customers. For example, both our Chemtura AgroSolutions™ segment and our organometallic specialties business seek to provide tailored products for our customers’ often unique problems, which require an ongoing level of innovation. In many of the markets where we sell our products, the products are subject to a traditional product life cycle. Even where we devote significant human and financial resources to develop new technologically advanced products and services, we may not be successful in these efforts.

Joint venture investments that we enter into could be adversely affected by our lack of sole decision-making authority, our reliance on joint venture partners’ financial condition and disputes between us and our joint venture partners.

A portion of our operations is conducted through certain ventures in which we share control with third parties. In these situations, we are not in a position to exercise sole decision-making authority regarding the facility, partnership, joint venture or other entity. Investments through partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that joint venture partners might become bankrupt, fail to fund their share of required capital contributions, make poor business decisions or block or delay necessary decisions. Joint venture partners may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor our joint venture partners would have full control over the partnership or joint venture. Disputes between us and our joint venture partners may result in litigation or arbitration that would increase our expenses and prevent the members of our management team from focusing their time and effort on our business. Consequently, action by, or disputes with, our joint venture partners might result in subjecting the facilities owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our joint venture partners. Our joint ventures’ unfunded and underfunded pension plans and post-retirement health care plans could adversely impact our financial condition, results of operations and cash flows.

Our unfunded and underfunded defined benefit pension plans and post-retirement welfare benefit plans could adversely impact our financial condition, results of operations and cash flows.

The cost of our defined benefit pension and post-retirement welfare benefit plans is recognized through operations over extended periods of time and involves many uncertainties during those periods of time. Our funding policy for defined benefit pension plans is to accumulate plan assets that, over the long run, will approximate the present value of projected benefit obligations. Our pension cost is materially affected by the discount rate used to measure pension obligations, the level of plan assets available to fund those obligations at the measurement date and the expected long-term rate of return on plan assets. Significant changes in investment performance or a change in the portfolio mix of invested assets can result in corresponding increases and decreases in the valuation of plan assets or in a change of the expected rate of return on plan assets. Similarly, our post-retirement welfare benefit cost is materially affected by the discount rate used to measure these obligations, as well as by changes in the actual cost of providing these medical and other welfare benefits.

We have underfunded obligations under our U.S. tax-qualified defined benefit pension plans totaling approximately $234 million on a projected benefit obligation basis as of December 31, 2010. We also have underfunded obligations under our U.K. defined benefit plans totaling approximately $58 million as of December 31, 2010. Further declines in the value of the plan investments or unfavorable changes in law or regulations that govern pension plan funding could materially change the timing and amount of required funding. Additionally, we sponsor other foreign and non-qualified U.S. pension plans under which there are substantial unfunded liabilities totaling approximately $118 million on a projected benefit obligation basis as of December 31, 2010. Foreign regulatory authorities may seek to have Chemtura and/or certain of our non-sponsoring subsidiaries take responsibility for some portion of these obligations. Mandatory funding contributions with respect to these obligations and potential unfunded benefit liability claims could have a material adverse effect on our financial condition, results of operations or future cash flows. In addition, our actual costs with respect to our post-retirement welfare benefit plans could exceed our current actuarial projections.

We may be required to increase the amount and timing of funding for the pension plan of our U.K. subsidiary beyond what is currently anticipated, which would have an adverse effect on our cash flows from operations.

Certain of our subsidiaries and affiliates sponsor pension plans in their respective countries that may be underfunded. Chemtura Manufacturing U.K. Limited (“CMUK”), is the principal employer of the Great Lakes U.K. Limited Pension Plan (the “UK Pension Plan”), an occupational pension scheme that was established in the U.K. in order to provide pensions and other benefits for its employees. Under the UK Pension Plan, certain employees and former employees are entitled to defined pension benefits, based on pensionable salary. The UK Pension Plan has approximately 580 pensioners and 690 members entitled to deferred benefits under the defined benefit section. The estimated funding deficit as of December 31, 2008, as measured in accordance with section 75 of the Pension Act of 1995 (U.K.), was approximately £95 million.

We disclosed previously that the Trustees of the UK Pension Plan (the “UK Pension Trustees”) filed 27 contingent, unliquidated Proofs of Claim against each of the Debtors, other than Chemtura Canada in the Chapter 11 cases which, by agreement with the UK Pension Trustees, were disallowed on the condition that no party may later assert that the Chapter 11 cases operate as a bar to the UK Pension Trustees asserting claims against any of the Debtors in an appropriate non-bankruptcy forum. We also disclosed the risk that the applicable regulatory authority, in this case the UK Pensions Regulator (the “Regulator”), may assert claims against CMUK and against other Chemtura affiliates who are not sponsors of the U.K. Pension Plan. In fact, on December 22, 2010, the Regulator issued a “warning notice” to CMUK and five other Chemtura affiliates, including Chemtura Corporation, stating their intent to request authority to issue a “financial support direction” against each of them for the support of the benefit obligations under the UK Pension Plan. At the same time, CMUK has engaged in negotiations with the UK Pension Trustees over the terms of a “recovery plan” to reduce the underfunded deficit in the UK Pension Plan. The terms of definitive agreements have now been finalized subject to approval by the parties and certain conditions of effectiveness. The agreements provide, among other things, for CMUK to make cash contributions of £60 million (approximately $95 million) in just over a three year period starting with an initial contribution of £30 million (approximately $48 million) anticipated in the second quarter of 2011. The agreements also provide for the granting of both a security interest and a guarantee to support certain of the liabilities under this pension plan. There is also an evaluation being undertaken as to whether an additional funding liability exists in connection with the equalization of certain benefits under the pension plan that occurred in the early 1990s. If such an additional liability exists, additional cash contributions may be required starting in 2013. We do not yet know if the Regulator will withdraw the proceedings related to the “warning notice”, and therefore if we may ultimately be required to make greater cash contributions or contributions on a faster timeline. If we are required to make greater cash contributions or contributions on a faster timeline, such actions could have an adverse effect on our cash flows from operations.

We are subject to risks associated with possible climate change legislation, regulation and international accords.

Greenhouse gas emissions have increasingly become the subject of a large amount of international, national, regional, state and local attention. Cap and trade initiatives to limit greenhouse gas emissions have been introduced in the European Union. Similarly, numerous bills related to climate change have been introduced in the U.S. Congress, which could adversely impact all industries. In addition, future regulation of greenhouse gas could occur pursuant to future international treaty obligations, statutory or regulatory changes, including under the Clean Air Act or new climate change legislation.

While not all are likely to become law, this is a strong indication that additional climate change related mandates will be forthcoming, and may adversely impact our costs by increasing energy costs and raw material prices and establishing costly emissions trading schemes and requiring modification of equipment.

A step toward potential federal restriction on greenhouse gas emissions was taken on December 7, 2009 when the Environmental Protection Agency (“EPA”) issued its Endangerment Finding in response to a decision of the Supreme Court of the United States. The EPA found that the emission of six greenhouse gases, including carbon dioxide (which is emitted from the combustion of fossil fuels), may reasonably be anticipated to endanger public health and welfare. Based on this finding, the EPA defined the mix of these six greenhouse gases to be “air pollution” subject to regulation under the Clean Air Act. Although the EPA has stated a preference that greenhouse gas regulation be based on new federal legislation rather than the existing Clean Air Act, many sources of greenhouse gas emissions may be regulated without the need for further legislation.

The U.S. Congress is considering legislation that would create an economy-wide “cap-and-trade” system that would establish a limit (or cap) on overall greenhouse gas emissions and create a market for the purchase and sale of emissions permits or “allowances.” Under the leading cap-and-trade proposals before Congress, the chemical industry likely would be affected due to anticipated increases in energy costs as fuel providers pass on the cost of the emissions allowances, which they would be required to obtain, to cover the emissions from fuel production and the eventual use of fuel by us or our energy suppliers. In addition, cap-and-trade proposals would likely increase the cost of energy, including purchases of steam and electricity, and certain raw materials used by us. Other countries are also considering or have implemented “cap-and-trade” systems. Future environmental regulatory developments related to climate change are possible, which could materially increase operating costs in the chemical industry and thereby increase our manufacturing and delivery costs.

In addition, it is presently unclear what effects, if any, changes in regional or global climate will have on our operations or results.

If our goodwill or intangible assets become impaired, we may be required to record a significant charge to earnings.

Under U.S. GAAP, we review our intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is tested for impairment on July 31 of each year. Factors that may be considered a change in circumstances, indicating that the carrying value of our goodwill or amortizable intangible assets may not be recoverable, include, but are not limited to, a decline in stock price and market capitalization, reduced future cash flow estimates, and slower growth rates in our industry. We may be required to record a significant charge in our financial statements during the period in which any impairment of our goodwill or intangible assets is determined, negatively impacting our results of operations.

Risks Related to the Exchange Notes

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes.

We have a significant amount of indebtedness. As of December 31, 2010, our total indebtedness was $751 million, excluding $185 million of unused availability under our Senior Asset Based Facility.

Subject to the limits contained in the agreements governing our outstanding indebtedness instruments, we may be able to incur substantial additional indebtedness from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of indebtedness could intensify. Specifically, our high level of indebtedness could have important consequences to the holders of exchange notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to the exchange notes and our other indebtedness;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, product developments, acquisitions or other general corporate requirements;

•

requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our flexibility in planning for and reacting to changes in the industry in which we compete;

•	placing us at a disadvantage compared to other, less leveraged competitors; and

•	increasing our cost of borrowing.

In addition, the indenture governing the exchange notes and the credit agreements governing our Senior Asset-Based Facility and our $295 million senior secured term loan facility agreement (the “Term Loan” together with the Senior Asset Based Facility, the “Exit Credit Facilities”) contain restrictive covenants that will limit our ability to engage in activities that may be in our long-term best interests. Our failure to comply with those covenants could result in an event of default, which, if not cured or waived, could result in the acceleration of all our debts.

Despite current indebtedness levels, we may still be able to incur substantially more indebtedness. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the indenture governing the exchange notes and the credit agreements governing our Exit Credit Facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the additional indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional indebtedness that ranks equally with the exchange notes, subject to any collateral arrangements, the holders of that indebtedness will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. Additionally, our Senior Asset Based Facility provides commitments of up to $275 million in the aggregate. At December 31, 2010, we had no borrowings under the Senior Asset Based Facility, but we had $12 million of outstanding letters of credit which utilizes available capacity under the facility. At December 31, 2010, we had approximately $185 million of undrawn availability under the Senior Asset Based Facility. If new indebtedness is added to our current indebtedness levels, the related risks that we and our subsidiaries now face could intensify. See “Description of Exchange Notes.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations, including the exchange notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to fund our day-to-day operations or to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all, and, even if successful, such alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreements governing our Exit Credit Facilities and the indenture governing the exchange notes restrict our ability to dispose of assets and use the proceeds from any such dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See “Description of Exchange Notes.”

In addition, we conduct our operations through our subsidiaries, certain of which will not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the exchange notes, is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the exchange notes, our subsidiaries do not have any obligation to pay amounts due on the exchange notes or to make funds available for that purpose. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the exchange notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. Although the indenture governing the notes and the agreements governing certain of our other existing indebtedness will limit the ability of certain of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations or to refinance our indebtedness on commercially reasonable terms or at all would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the exchange notes.

If we cannot make scheduled payments on our debt, we will be in default and, as a result, holders of exchange notes could declare all outstanding principal and interest to be due and payable, the lenders under our new Senior Asset Based Facility could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing such borrowings and we could be forced into another Chapter 11 proceeding or liquidation which could, in each case, result in your losing your investment in the exchange notes.

The terms of our Exit Credit Facilities and the indenture governing the exchange notes may restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

The indenture governing the exchange notes and the credit agreements governing our Exit Credit Facilities contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interests, including, among other things, restrictions on our ability to:

•	incur, assume or guarantee additional indebtedness;

•	issue redeemable stock and preferred stock;

•	pay dividends or distributions or redeem or repurchase capital stock;

•	prepay, redeem or repurchase certain indebtedness;

•	make loans and investments;

•	incur liens;

•	restrict dividends, loans or asset transfers from our subsidiaries;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	consolidate or merge with or into, or sell substantially all of our assets to, another person;

•	enter into transactions with affiliates; and

•	enter into new lines of business.

In addition, the restrictive covenants in the credit agreements governing our Exit Credit Facilities require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet them.

As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our plans.

A breach of the covenants under the indenture governing the exchange notes or under the credit agreements governing our Exit Credit Facilities could result in an event of default under the applicable indebtedness. Such default may allow the creditors to accelerate the related indebtedness and may result in the acceleration of any other indebtedness to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the credit agreement governing our Senior Asset Based Facility would permit the lenders under our Senior Asset Based Facility to terminate all commitments to extend further credit under that facility. Furthermore, if we were unable to repay the amounts due and payable under our Senior Asset Based Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or holders of notes accelerate the repayment of our borrowings, we cannot assure you that we and our subsidiaries would have sufficient assets to repay such indebtedness.

The exchange notes will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness.

The exchange notes will be effectively subordinated to claims of our secured creditors to the extent of the value of the assets securing such claims, and the guarantees will be effectively subordinated to the claims of our secured creditors as well as the secured creditors of our subsidiary guarantors. As of December 31, 2010, we had approximately $295 million of indebtedness outstanding under our Term Loan to which the notes were effectively subordinated, approximately $12 million of undrawn letters of credit and approximately $185 million of additional borrowing capacity under our Senior Asset Based Facility. Holders of our secured obligations, including obligations under our Exit Credit Facilities, will have claims that are prior to claims of the holders of the exchange notes with respect to the assets securing those obligations. In the event of insolvency, liquidation, reorganization, dissolution or other winding-up, our assets and those of our subsidiaries will be available to pay obligations on the exchange notes and the guarantees only after holders of our senior secured indebtedness have been paid the value of the assets securing such obligations. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the exchange notes.

The exchange notes and the guarantees will be structurally subordinated to all indebtedness of our existing and future subsidiaries that are not and do not become guarantors of the exchange notes.

The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each current and future domestic restricted subsidiary other than Excluded Subsidiaries that guarantees any indebtedness of Chemtura or its restricted subsidiaries. Except for such subsidiary guarantors of the notes, our subsidiaries, including all of our non-domestic subsidiaries, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The exchange notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of any subsidiary that is not a guarantor, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before we would be entitled to any payment.

For the year ended December 31, 2010, our non-guarantor subsidiaries represented approximately 45% of our net sales and contributed net earnings attributable to Chemtura of $68 million. As of December 31, 2010, our non-guarantor subsidiaries represented approximately 50% of our total assets (excluding intercompany assets).

We may not be able to repurchase the exchange notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes at 101% of their principal amount, plus accrued and unpaid interest up to, but excluding, the repurchase date. Additionally, under our Exit Credit Facilities, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and the commitments to lend would terminate. The source of funds for any purchase of the exchange notes and repayment of borrowings under our Exit Credit Facilities will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the exchange notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreements governing our Exit Credit Facilities, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the notes, constitute a “change of control” that would require us to repurchase the exchange notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes. See “Description of Exchange Notes—Change of Control.”

Many of the covenants in the indenture will be suspended if the exchange notes are rated investment grade by both Moody’s and Standard & Poor’s.

Many of the covenants in the indenture governing the exchange notes will no longer apply to us during any time that the notes have an investment grade rating, provided that at such time no default or event of default has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur indebtedness and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the exchange notes will maintain these ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of Exchange Notes—Covenant Suspension.”

Federal and state fraudulent transfer laws may permit a court to void the exchange notes or the guarantees and, if that occurs, you may not receive any payments on the exchange notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes and the incurrence of the guarantees of such exchange notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (i) issued the exchange notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantees;

•	the issuance of the exchange notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee, to the extent such guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the exchange notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our guarantors’ other indebtedness. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the exchange notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the exchange notes or such guarantee or subordinate the exchange notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of exchange notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes. Further, the avoidance of the exchange notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the exchange notes to other claims against us under the principle of equitable subordination, if the court determines that (i) the holder of exchange notes engaged in some type of inequitable conduct, (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of exchange notes and (iii) equitable subordination is not inconsistent with the provisions of Title 11 of the Unites States Code (the “Bankruptcy Code”).

An active trading market for the exchange notes may not develop.

There is no existing market for the exchange notes. The exchange notes will not be listed on any securities exchange. There can be no assurance that a trading market for the exchange notes will ever develop or will be maintained. The initial purchasers of the old notes advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to do so and, if commenced, they may discontinue their market-making activities at any time without notice. Further, there can be no assurance as to the liquidity of any market that may develop for the exchange notes, your ability to sell your exchange notes or the price at which you will be able to sell your exchange notes. Future trading prices of the exchange notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the exchange notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the:

•	time remaining to the maturity of the exchange notes;

•	outstanding amount of the exchange notes;

•	terms related to optional redemption of the exchange notes; and

•	level, direction and volatility of market interest rates generally.

Even if an active trading market for the exchange notes does develop, there is no guarantee that it will continue. Historically, and particularly in recent years, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in such market and/or the prices at which you may sell your exchange notes.

Risks Relating to the Exchange Offer

If you do not exchange your old notes for exchange notes, your ability to sell your old notes will be restricted.

If you do not exchange your old notes for exchange notes in this exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your old notes. The restrictions on transfer of your old notes arise because we issued the old notes in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer to sell the old notes if they are registered under the Securities Act and applicable state securities laws or offered or sold pursuant to an exemption from those requirements. If you are still holding any old notes after the expiration date of the exchange offer and the exchange offer has been consummated, you will not be entitled to have those old notes registered under the Securities Act or to any similar rights under the registration rights agreement, subject to limited exceptions, if applicable. After the exchange offer is completed, we will not be required, and we do not intend, to register the old notes under the Securities Act.

You may not be able to sell the exchange notes quickly or at the price that you paid.

We do not intend to apply for the notes or the exchange notes to be listed on any securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers of the old notes advised us that they intend to make a market in the exchange notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the exchange notes at any time, in their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market in the exchange notes.

We also cannot assure you that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell will be favorable. Future trading prices of the exchange notes will depend on many factors, including:

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar or alternative securities.

It is possible that the market for the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we may not accept your old notes for exchange. For more information, see “The Exchange Offer.”

Some holders who exchange their old notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges.

	Quarter Ended March 31, 2011		Year Ended December 31,
			2010		2009		2008		2007		2006
Ratio of Earnings to Fixed Charges (a)	1.56	x	(b	)	(b	)	(b	)	(b	)	(b	)

(a)	The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges by fixed charges. Computations in the ratio included:

—	pre-tax earnings (loss) from continuing operations consists of earnings (loss) from continuing operations before income taxes plus amortization of capitalized interest less net earnings attributable to non-controlling interests, equity income and interest capitalized.

—	fixed charges consists of interest expensed and capitalized (including amortization of debt issuance costs) and one-third of operating rent expense, which we believe is representative of the interest component of rent expense.

(b)	Earnings for all periods, except the quarter ended March 31, 2011, were insufficient to cover fixed charges at a ratio of 1:1. The amount of the deficiency was $555 million in 2010, $217 million in 2009, $992 million in 2008, $57 million in 2007 and $171 million in 2006. As a result of the deficiencies, the ratios are not presented above.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you and accepted by us in the exchange offer, exchange notes in the same principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase of our outstanding debt or the receipt of any additional proceeds.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization on a historical basis as of March 31, 2011. This table should be read in conjunction with the section of this prospectus entitled “Use of Proceeds” and our financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, as amended by Amendment No. 1 on Form 10-Q/A, which is incorporated by reference herein.

(dollars in millions)	As of March 31, 2011

Cash and cash equivalents	$113

Debt, including current maturities:
Short-term debt(1)	$4
Long-term debt:
Exchange Notes	452
Senior Asset Based Facility(2)	73
Term Loan(3)	292
Other long-term debt(1)	4

Total debt, including current maturities	825
Stockholders’ equity	1,024

Total capitalization	$1,849

(1)	Short-term debt and other long-term debt consists primarily of foreign related indebtedness.
(2)	The Senior Asset Based Facility provides for $275 million of lending commitments (availability is subject to borrowing base calculations and advance rate calculations). At March 31, 2011, we had $73 million of borrowings under the Senior Asset Based Facility, and we had $16 million of outstanding letters of credit (primarily related to liabilities for insurance obligations and vendor deposits) which utilizes available capacity under the facility. At March 31, 2011 we had approximately $186 million of undrawn availability under the Senior Asset Based Facility.
(3)	We are monitoring the current strength of the leveraged loan market and evaluating an opportunistic re-pricing and potential upsizing of our existing $295 million Term Loan. To the extent we pursue our upsize transaction, if consummated, it would result in a corresponding change to our senior secured leverage ratio and projected interest expense.

For more information on the various components of our debt, refer to note 7 to our unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, as amended by Amendment No. 1 on Form 10-Q/A which is incorporated herein by reference.

DESCRIPTION OF EXCHANGE NOTES

General

The 7.875% Senior Notes due 2018 (the “Old Notes”) were issued by the Company under an indenture, dated as of August 27, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), in a private transaction that was not subject to the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”). The 7.875% Senior Notes that have been registered (the “Exchange Notes”) under the Securities Act will also be issued by the Company under the Indenture. As used below in this “Description of Exchange Notes,” the term “Company” refers only to Chemtura Corporation and not to any of its Subsidiaries, as defined herein.

References to the “Notes” include Old Notes that remain outstanding after completion of the Exchange Offer, together with the Exchange Notes and any Additional Notes (as defined below) actually issued. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material terms of the Indenture. It does not, however, restate the Indenture in its entirety. You should read the Indenture because it contains additional information and because it and not this description defines your rights as a Holder of the Notes. After the Exchange Notes have been issued, a copy of the Indenture may be obtained by requesting it from the Company. The definitions of certain other terms used in this description are set forth throughout the text or under “—Certain Definitions.”

If a Holder has given wire transfer instructions to the Company at least 10 Business Days prior to the applicable payment date, the Company will pay all principal of, interest and premium, on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest, with respect to the Global Notes (as defined below) registered in the name of or held by the Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC.

The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Exchange Notes will be issued only in fully registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Exchange Notes will be initially in the form of one or more Global Notes. The Global Notes will be deposited with the Trustee as custodian for DTC. Ownership of interests in the Global Notes, referred to in this description as “book-entry interests,” will be limited to persons that have accounts with DTC or their respective participants. The terms of the Indenture will provide for the issuance of definitive registered Notes in certain circumstances. Please see the section entitled “—Book-Entry, Delivery and Form.”

The registered Holder of a Note will be treated as the owner of it for all purposes.

Terms of the Notes

The Company is offering up to $455 million aggregate principal amount of the Exchange Notes, which will mature on September 1, 2018. Subject to compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company can issue additional Notes from time to time in the future as part of the same series without consent from Holders of the Notes under the Indenture (the “Additional Notes”). Any Additional Notes that the Company issues in the future will be identical in all respects to the Notes and will be treated as a single class for all purposes of the Indenture, including with respect to waivers, amendments, redemptions and Offers to Purchase, except that Notes issued in the future may have different issuance prices and will have different issuance dates. Unless the context otherwise requires, references to the “Notes” for all purposes under the Indenture and in this “Description of Exchange Notes” include any Additional Notes that are issued.

The Exchange Notes bear interest at the rate of 7.875% per annum from                 , 2011, or from the most recent date to which interest has been paid or provided for, payable semi-annually on March 1 and September 1 of each year, commencing September 1, 2011, to holders of record at the close of business on the immediately preceding February 15 and August 15, respectively. Interest is computed on the basis of a 360-day year of twelve 30-day months. Interest on overdue principal and interest accrues at a rate that is 1% higher than the then-applicable interest rate on the Notes. In no event will the rate of interest on the Notes be higher than the maximum rate permitted by applicable law.

Ranking

The Notes and the Note Guarantees will be general unsecured unsubordinated obligations of the Company and each Guarantor, respectively. The Notes and the Note Guarantees will rank equally in right of payment with all existing and future Indebtedness of the Company and the Guarantors, respectively, that is not subordinated in right of payment to the Notes. The Notes will be structurally subordinated to all existing and future Indebtedness and other liabilities of Subsidiaries of the Company that do not provide Note Guarantees. The Notes and the Note Guarantees will be effectively subordinated to all existing and future secured Indebtedness of the Company and each of the Guarantors, respectively, to the extent of the assets securing such Indebtedness. The Notes will rank senior in right of payment to any and all of the Company’s existing and future Indebtedness that is subordinated in right of payment to the Notes. The Note Guarantees will rank senior in right of payment to any and all of such Guarantor’s existing and future Indebtedness that is subordinated in right of payment to its Note Guarantee.

Not all of the Company’s Subsidiaries will Guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will be required to repay financial and trade creditors before distributing any assets to the Company or a Guarantor. For the fiscal year ended December 31, 2010, the non guarantor Subsidiaries generated approximately 45% of the Company’s net sales and contributed net earnings attributable to Chemtura of $68 million. As of December 31, 2010, the non-guarantor Subsidiaries represented 50% of the Company’s total assets (excluding intercompany assets).

As of the Issue Date, all of the Company’s Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries,” the Company will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture. Further, certain subsidiaries, including Unrestricted Subsidiaries, will not Guarantee the Notes.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Company, the Guarantors and the Restricted Subsidiaries may Incur, the amount of such additional Indebtedness could be substantial.

Optional Redemption

At any time prior to September 1, 2014, the Company may redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest thereon up to, but excluding, the date of redemption (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an interest payment date that occurs prior to the redemption date).

The Notes (including any Additional Notes) will be redeemable at the option of the Company, in whole or in part, at any time on or after September 1, 2014 at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon up to, but excluding, the applicable redemption date (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an interest payment date that occurs prior to the redemption date), if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2014	103.938%
2015	101.969%
2016 and thereafter	100.000%

Notwithstanding the foregoing, at any time prior to September 1, 2013, the Company may, at its option on any one or more occasions, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) at a redemption price of 107.875% of the principal amount, plus accrued and unpaid interest thereon up to, but excluding, the redemption date (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an interest payment date that occurs prior to the redemption date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1)	at least 65% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and

(2)	the redemption must occur within 90 days of the date of the closing of such Equity Offering.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase the Notes as described under the captions “—Change of Control” and “—Certain Covenants—Limitation on Asset Sales.” The Company and its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

Selection and Notice

If less than all of the Notes issued under the Indenture are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes of $2,000 or less will be redeemed in part. Notices of redemption will be mailed by first-class mail, at least 30 but not more than 60 days before the redemption date, to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

Any notice of redemption may be given prior to the completion of any event or transaction related to such redemption, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including in the case of any Equity Offering, completion of such Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Note Guarantees

General

Under the Indenture, the Initial Guarantors jointly and severally agree to guarantee the due and punctual payment of all amounts payable under the Notes, including principal, premium, if any, and interest. The Indenture will require any future Domestic Subsidiary (other than an Excluded Subsidiary) and any other Restricted Subsidiary, in either case, that Guarantees Indebtedness of the Company or any Guarantor to provide a Note Guarantee. Please see the section entitled “—Certain Covenants—Additional Note Guarantees.”

The Indenture limits the obligations of each Guarantor under its Note Guarantee to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor by law or without resulting in its obligations under its Note Guarantee being voidable or unenforceable under applicable laws relating to fraudulent transfer, or under similar laws affecting the rights of creditors generally.

We cannot assure you that this limitation will protect the Note Guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Note Guarantees would suffice, if necessary, to pay the Notes in full when due. In a recent Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent conveyances. We do not know if that case will be followed if there is litigation on this point under the Indenture. However, if it is followed, the risk that the Note Guarantees will be found to be fraudulent conveyances will be significantly increased. See “Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the notes or the guarantees and, if that occurs, you may not receive any payments on the notes.”

Release of the Note Guarantees

A Note Guarantee of a Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(a)	in connection with any sale or other disposition (including by merger or otherwise) of Capital Stock of the Guarantor after which such Guarantor is no longer a Subsidiary of the Company, or of all or substantially all of the assets of such Guarantor, which sale or other disposition complies with the applicable provisions of the Indenture and all the obligations of such Guarantor in respect of all other Indebtedness of the Company or the Guarantors terminate upon consummation of such transaction;

(b)	if the Company properly designates the Guarantor as an Unrestricted Subsidiary under the Indenture;

(c)	solely in the case of a Note Guarantee created pursuant to the second paragraph of the covenant described under “—Certain Covenants—Additional Note Guarantees,” upon the release or discharge of the Note Guarantee or Incurrence of Indebtedness that resulted in the creation of such Note Guarantee pursuant to that covenant, except a discharge or release by or as a result of payment under such Guarantee;

(d)	upon a Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture, in each case which complies with the applicable provisions of the Indenture;

(e)	upon payment in full of the aggregate principal amount of all Notes then outstanding and all other obligations under the Indenture and the Notes then due and owing;

(f)	in the case of any Excluded Subsidiary which, after the date of the Indenture, is required to guarantee the Notes as a result of its provision of guarantees or other direct credit support for any other Indebtedness of the Company or any Guarantor, upon the release or discharge of all such Indebtedness or such guarantees or other direct credit support obligations of such Excluded Subsidiary that caused it to be obligated to guarantee the Notes;

(g)	in the case of any Guarantor which, after the date of the Indenture, liquidates or dissolves or consolidates or merges with or into another Guarantor or the Company, upon such liquidation, dissolution, consolidation or merger;

(h)	as discussed under “—Amendments and Waiver;” or

(i)	in the case of any Guarantor which is also a guarantor under the Credit Facilities, upon the release of such guarantee under the Credit Facilities (which release under the Credit Facilities may be conditioned upon the concurrent release of the Note Guarantee hereunder).

Upon any occurrence giving rise to a release of a Note Guarantee as specified above, the Trustee will execute any documents reasonably required in order to evidence or effect such release, termination and discharge in respect of such Note Guarantee. Neither the Company nor any Guarantor will be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.

Change of Control

Unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Company must commence, within 30 days of the occurrence of a Change of Control after the date the Escrow Proceeds were released to the Company (such date, the “Release Date”), and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest thereon, up to, but excluding, the date of repurchase (subject to the rights of Holders of Notes on a relevant record date to receive interest due on an interest payment date that occurs prior to the repurchase date).

The Credit Agreements limit, and future credit agreements or other agreements to which the Company becomes a party may prohibit or limit, the Company from purchasing any Notes as a result of a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under such other agreements. The Credit Agreements provide that certain change of control events with respect to the Company would constitute a default thereunder (including a Change of Control under the Indenture). If the Company experiences a change of control that triggers a default under the Credit Agreements, the Company could seek a waiver of such default or seek to refinance the Credit Agreements. In the event the Company does not obtain such a waiver or refinance the Credit Agreements, such default could result in amounts outstanding under the Credit Agreements being declared due and payable.

The Company’s ability to pay cash to the Holders of the Notes following the occurrence of a Change of Control may be limited by the Company’s then-existing financial resources. Sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes—We may not be able to repurchase the notes upon a change of control.”

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and the Company. As of the Issue Date, the Company had no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to Incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”

and “Certain Covenants—Limitation on Liens.” Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Company will not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase. Notwithstanding anything to the contrary herein, an Offer to Purchase upon a Change of Control may be made in advance of a Change of Control, and conditioned upon the consummation of such Change of Control, if a definitive agreement is in place providing for the Change of Control at the time the Offer to Purchase is made.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Company and the Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of the Company and the Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

The provisions of the Indenture relating to the Company’s obligation to make an Offer to Purchase upon a Change of Control may be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the Notes. See “—Amendments and Waiver.”

Any Offer to Purchase upon a Change of Control will comply with any applicable regulations under the federal securities laws, including Rule 14e-1 under the Exchange Act.

Certain Covenants

The Indenture contains certain covenants, including, among others, the following:

Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness (including Acquired Indebtedness and the issuance of any shares of Disqualified Stock or Preferred Stock by Restricted Subsidiaries); provided, however, that the Company or any Guarantor may Incur Indebtedness (including Acquired Indebtedness and the issuance of any shares of Disqualified Stock and Preferred Stock of any Restricted Subsidiary) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness (including the issuance of Disqualified Stock or Preferred Stock) is Incurred would be at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the Incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness under Credit Facilities (including, without limitation, the Incurrence by the Guarantors of Guarantees thereof) in an aggregate amount at any one time outstanding not to exceed:

(a)	the greater of (i) $700 million; and (ii) the sum of (x) $425 million, (y) 75% of the net book value of the Inventory and (z) 85% of the net book value of the accounts receivable, in each case of the Company and the Restricted Subsidiaries, determined on a consolidated basis according to GAAP; less

(b)	the aggregate amount of all proceeds from Asset Sales applied by the Company or any Restricted Subsidiary to permanently repay any such Indebtedness pursuant to the covenant described below under the caption “—Limitation on Asset Sales”;

(2)	the Incurrence of Existing Indebtedness;

(3)	the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (other than Additional Notes) and the Exchange Notes in respect thereof and the related Note Guarantees;

(4)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, Incurred for the purpose of financing (whether prior to or within 270 days after) all or any part of the purchase price, cost of design or cost of construction, installation, maintenance, upgrade or improvement of property (real or personal, or movable or immovable), plant or equipment used in the business of the Company or such Restricted Subsidiary (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction or improvement), whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate amount, including all Indebtedness Incurred to extend the maturity of, refund, refinance, renew, defease, discharge or replace any Indebtedness Incurred pursuant to this clause (4), not to exceed the greater of (a) $75 million and (b) 3% of the Consolidated Net Tangible Assets of the Company at any one time outstanding;

(5)	the Incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness (including Disqualified Stock or Preferred Stock) in exchange for, or the net cash proceeds of which are used to extend the maturity of, refund, refinance, renew, defease, discharge or replace, Indebtedness (including Disqualified Stock or Preferred Stock) that was permitted by the Indenture to be Incurred or issued under the first paragraph of this covenant or clauses (2), (3), (5) or (16) of this paragraph, including any additional Indebtedness (including the issuance of Disqualified Stock or Preferred Stock) Incurred, to pay premiums (including tender premiums) and original issue discount, expenses, defeasance costs and fees in connection therewith;

(6)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness owing to and held by the Company or any Restricted Subsidiary; provided, however, that:

(a)	if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)	(i) any event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (except for any pledge of such Indebtedness constituting a Permitted Lien until the pledgee commences actions to foreclose on such Indebtedness) will be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (7);

(8)	the Guarantee by the Company or any Restricted Subsidiary of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be Incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes or a Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(9)	the Incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are Incurred in the ordinary course of business or Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(10)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or Guarantees or letters of credit, surety, performance, bid or appeal bonds and other similar types of performance and completion guarantees securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock held by a Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock held by a Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

(11)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds and related liabilities arising from treasury, depository and cash management services in the ordinary course of business, provided, however, that such Indebtedness is extinguished within 30 Business Days of its Incurrence; (ii) bankers’ acceptances; and (iii) customary treasury, depository, cash management, cash pooling or netting or setting-off arrangements;

(12)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance or similar requirements, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that, upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or Incurrence;

(13)	the Incurrence by the Company or any Restricted Subsidiary of Indebtedness to the extent the net cash proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes as described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge”;

(14)	the Incurrence of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any Restricted Subsidiary of the Company or their assets (other than a Receivables Entity and its assets and, as to the Company or any Restricted Subsidiary of the Company, other than pursuant to Standard Receivables Undertakings) and is not guaranteed by any such Person other than pursuant to Standard Receivables Undertakings;

(15)	Indebtedness (including Disqualified Stock) of the Company or Indebtedness (including Disqualified Stock or Preferred Stock) of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, including all Permitted Refinancing Indebtedness Incurred to extend the maturity of, refund, refinance, renew, defease, discharge or replace any Indebtedness Incurred pursuant to this clause (15), not to exceed $100 million at any one time outstanding;

(16)	the Incurrence of Acquired Indebtedness; provided that after giving effect to such acquisition or merger, either

(a)	the Company would be permitted to Incur at least $1.00 of additional Indebtedness under the first paragraph of this covenant; or

(b)	the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition or merger;

(17)	the Incurrence of Indebtedness of any Foreign Subsidiary not to exceed at any one time outstanding pursuant to this clause (17) the greater of (a) $75 million and (b) 5% of Consolidated Net Tangible Assets of Foreign Subsidiaries;

(18)	the Incurrence of Indebtedness existing on the Release Date (other than the Notes and Indebtedness described in clause (1) above) in an aggregate principal amount of $31 million, after giving effect to the consummation of the Reorganization Plan, and guarantees of Indebtedness of Joint Ventures outstanding on the Release Date, and operating leases of the Company and the Restricted Subsidiaries outstanding on the Release Date to the extent characterized as a Capital Lease Obligation after the Release Date;

(19)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(20)	Indebtedness consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that the Company or any of its Subsidiaries uses or sells in the ordinary course of business;

(21)	Indebtedness consisting of the financing of insurance premiums;

(22)	Indebtedness consisting of guarantees Incurred in the ordinary course of business under repurchase agreements or similar agreements in connection with the financing of sales of goods in the ordinary course of business;

(23)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(24)	Indebtedness consisting of Indebtedness issued by the Company or a Restricted Subsidiary of the Company to future, current or former employees, directors and consultants thereof, or their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company to the extent described in clause (6) of the second paragraph of the covenant described under “—Limitation on Restricted Payments”;

(25)	Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, Joint Ventures of the Company or any Restricted Subsidiary not to exceed, at any one time outstanding, the greater of (i) $50 million and (ii) 2% of the Consolidated Net Tangible Assets of the Company and any Indebtedness to exchange, extend, refinance, renew, replace, defease or refund such Indebtedness originally Incurred pursuant to clause (ii) of this subsection (25), provided that any such Indebtedness until reclassified in accordance with the Indenture shall remain Incurred pursuant to this clause (25) prior to its maturity;

(26)	Indebtedness Incurred by the Company or any Restricted Subsidiary of up to $25 million relating to funding of contributions to the foreign pension plans; and

(27)	Indebtedness which may be deemed to exist pursuant to any surety bonds, appeal bonds or similar obligations Incurred in connection with any judgment not constituting an Event of Default.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, (including Disqualified Stock or Preferred Stock) (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (27) above or is entitled to be Incurred or issued pursuant to the first paragraph of this covenant, the Company will, in its sole discretion, classify such item of Indebtedness (including Disqualified Stock or Preferred Stock) and may divide and classify such Indebtedness (including Disqualified Stock or Preferred Stock) in more than one of the categories described and may later reclassify such item into any one or more of the categories described above (provided that at the time of reclassification it meets the criteria in such category or categories). The maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this covenant will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be Incurred by the Person or Persons Incurring such obligation. Notwithstanding the foregoing, Indebtedness under the Credit Agreements outstanding on the Issue Date or the Release Date, as applicable, will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness (including Disqualified Stock or Preferred Stock) of the same class, and the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles will not be deemed to be an Incurrence of Indebtedness.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this section any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this section) arising under any Note Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Note Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

Notwithstanding the foregoing, the Company will not, and will not permit any other Guarantor to, Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated in right of payment to the Notes or the Note Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Company or such Guarantor, as the case may be.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred (or first committed, in the case of revolving credit debt); provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment unless, at the time of and after giving pro forma effect to the proposed Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(2)	the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Release Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income on a cumulative basis during the period (taken as one accounting period) beginning on October 1, 2010 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b)	100% of the aggregate net cash proceeds or property received by the Company after October 1, 2010 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company and the amount of reduction of Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company); provided that for purposes of determining the Fair Market Value of property received (other than of any asset with a public trading market) in excess of $50 million, such Fair Market Value shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion addressed to the Company and delivered to the Trustee, plus

(c)	100% of the amount by which Indebtedness or Disqualified Stock Incurred or issued subsequent to October 1, 2010 is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Equity Interests other than Disqualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate net cash proceeds received by the Company or any Restricted Subsidiary after October 1, 2010 from the issuance and sale (other than to a Subsidiary of the Company) of such Indebtedness or Disqualified Stock; plus

(d)	to the extent not included in the calculation of the Consolidated Net Income referred to in (a), an amount equal to, without duplication: (i) 100% of the aggregate net proceeds (including the Fair Market Value of assets) received by the Company or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by the Company or any Restricted Subsidiary since October 1, 2010; plus (ii) the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to October 1, 2010, in each case to the Company or any Restricted Subsidiary from such Person (including by way of such Person becoming a Restricted Subsidiary); plus (iii) if the sum of clauses (a), (b), (c) and (d) was reduced as the result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is re-designated, or liquidated or merged into, a Restricted Subsidiary.

The preceding provisions will not prohibit, so long as, in the case of clauses (7) and (8) below, no Default has occurred and is continuing or would be caused thereby:

(1)	the payment of any dividend or distribution within 90 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture, and the redemption of any Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantees within 60 days after the date on which notice of such redemption was given, if at said date of the giving of such notice, such redemption would have complied with the provisions of the Indenture;

(2)	the payment of any dividend by a Restricted Subsidiary to all the holders of its Common Stock on a pro rata basis;

(3)	the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or the Note Guarantees in exchange for or with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness;

(4)	the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof and applicable withholding taxes, if any;

(5)	payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(6)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company (and any Parent) held by any future, current or former employee, director, officer or consultant of the Company (or any Restricted Subsidiary) pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any calendar year will not exceed $5 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years);

(7)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, in each case issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” and provided that such dividends constitute “Fixed Charges”;

(8)	other Restricted Payments in an aggregate amount not to exceed $75 million pursuant to this clause (8);

(9)	any Restricted Payment made in connection with the Emergence Transactions;

(10)	the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”;

(11)	the repurchase, redemption or other acquisition or retirement for value of any subordinated Indebtedness pursuant to the provisions similar to those described under “—Change of Control” and “—Certain Covenants—Limitation on Asset Sales”; provided that all Notes tendered by Holders of the Notes in connection with an Offer to Purchase in the event of a Change of Control or with respect to an Asset Sale have been repurchased, redeemed or acquired for value;

(12)	payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, that complies with the covenant described under “—Merger, Consolidation or Sale of Assets”;

(13)	the payment of dividends on the Company’s Common Stock in an annual amount not to exceed 6% of the net cash proceeds received by or contributed to the Company from any public offering, other than public offerings with respect to the Company’s Common Stock registered on Form S-8 (or any successor form);

(14)	purchases of Receivables Assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Transaction and the payment or distribution of Receivables Fees; and

(15)	the declaration and payment of dividends by the Company to, or the making of loans to, a Parent in aggregate amounts not to exceed the aggregate amount required for any Parent to pay, in each case without duplication:

(a)	franchise taxes and other fees, taxes and expenses required to maintain the corporate existence of the Company and its Restricted Subsidiaries;

(b)	foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c)	customary salary, bonus, indemnification obligations and other benefits payable to officers, directors and employees or former officers, directors or employees of any Parent to the extent such salaries, bonuses, indemnification obligations and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(d)	general corporate overhead expenses of any Parent to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(e)	fees and expenses Incurred by any Parent in connection with any unsuccessful equity issuances or Incurrence of Indebtedness to the extent the net proceeds thereof were intended to be contributed to the Company; and

(f)	taxes with respect to income of any Parent derived from funding made available to the Company and its Restricted Subsidiaries by such Parent.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or the Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured by a Lien on such property or assets on an equal and ratable basis with the obligations so secured (or, in the case of Indebtedness subordinated to the Notes or the Note Guarantees, senior in priority thereto, with the same relative priority as the Notes will have with respect to such subordinated Indebtedness) until such time as such obligations are no longer secured by a Lien.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction or series of related transactions, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any of their Affiliates (each of the foregoing, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary (as determined by the Company); and

(2)	the Company delivers to the Trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the Disinterested Members; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an opinion issued by an Independent Financial Advisor stating that such Affiliate Transaction or series of related Affiliate Transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	transactions between or among the Company and/or its Restricted Subsidiaries;

(2)	Restricted Payments that are permitted by the provisions of the Indenture described under “—Limitation on Restricted Payments” and Permitted Investments;

(3)	any issuance or sale of Equity Interests (other than Disqualified Stock) of, or capital contributions to, the Company;

(4)	transactions pursuant to agreements or arrangements in effect on the Issue Date or as contemplated to be in effect on the Release Date and described in this prospectus, or any amendment, modification, or supplement thereto or replacement thereof, as long as such agreement or arrangement, as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Company and the Restricted Subsidiaries than the agreement or arrangement in existence on the Issue Date;

(5)	payments by the Company and its Subsidiaries pursuant to tax sharing agreements among the Company (and any Parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Company, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Company and its Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(6)	payment of reasonable and customary fees and reimbursement of expenses paid to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of the Company or any Subsidiary thereof;

(7)	any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Company or any Restricted Subsidiary with officers, employees and consultants of the Company or any Subsidiary thereof and the payment of compensation, reimbursement of expenses paid or loans (or cancellation of loans) to officers, employees and consultants of the Company or any Subsidiary thereof (including issuances of securities and other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employee benefit plans, employee stock option or similar plans), so long as such agreement or payment has been approved by a majority of the Disinterested Members;

(8)	any transaction with a Receivables Entity effected as part of a Qualified Receivables Transaction and otherwise in compliance with the terms of the Indenture on fair and reasonable terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company or any Restricted Subsidiary (as determined in good faith by the Company);

(9)	purchases and sales of raw materials or Inventory in the ordinary course of business on market terms;

(10)	(a) transactions with customers, clients, lessors, landlords, suppliers, contractors, purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (b) transactions with Joint Ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(11)	the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, any stockholders’ agreements (or equity purchase agreements related thereto) the terms of which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company;

(12)	transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company or a Restricted Subsidiary of the Company owns an equity interest in or otherwise controls such Person;

(13)	the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(14)	transactions entered into by a Person prior to the time such Person becomes a Restricted Subsidiary or is merged or consolidated into the Company or a Restricted Subsidiary (provided such transaction is not entered into in contemplation of such event);

(15)	transactions permitted by, and complying with, the provisions of the covenant described under “—Merger, Consolidation or Sale of Assets”;

(16)	pledges of Equity Interests of Unrestricted Subsidiaries;

(17)	transactions between the Company or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any Parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such Parent of the Company on any matter involving such other Person; and

(18)	Emergence Transactions, including the payment of fees and expenses paid in connection therewith.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless:

(1)	the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of:

(a)	Cash Equivalents (including any Cash Equivalents received from the conversion within 180 days of such Asset Sale of any securities, notes or other obligations received in consideration of such Asset Sale);

(b)	Replacement Assets;

(c)	any liabilities of the Company or any Restricted Subsidiary as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto prepared in accordance with GAAP (other than contingent liabilities, Indebtedness that is by its terms subordinated in right of payment to the Notes or any Note Guarantee and liabilities to the extent owed to the Company or any Restricted Subsidiary) that are assumed by the transferee of any such assets or Equity Interests and for which the Company and all of the Restricted Subsidiaries have been validly released by all creditors in writing;

(d)	any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause that is at the time outstanding and held by the Company or any Restricted Subsidiary, not to exceed the greater of (x) $75 million and (y) 2.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); or

(e)	any combination of the consideration specified in clauses (a) through (d).

Within 12 months after the receipt of any Net Available Cash from an Asset Sale, the Company or a Restricted Subsidiary, as the case may be, may apply an amount equal to such Net Available Cash at its option:

(1)	to repay or retire Indebtedness secured by such assets, Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or another Restricted Subsidiary) or Indebtedness under the Credit Agreements and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)	to purchase Replacement Assets (or enter into a binding agreement to purchase such Replacement Assets; provided that (x) such purchase is consummated no later than the later of (i) the day that is 12 months after such Asset Sale and (ii) 90 days after the date of such binding agreement and (y) if such purchase is not consummated within the period set forth in subclause (x), the Net Available Cash not so applied will be deemed to be Excess Proceeds (as defined below));

(3)	to make capital expenditures; or

(4)	to make an Offer to Purchase as described below.

Pending the final application of any Net Available Cash from Asset Sales in accordance with clauses (1) through (4) in the preceding paragraph, the Company and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise apply such Net Available Cash in any manner not prohibited by the Indenture.

The amount of such Net Available Cash required to be applied (or to be committed to be applied) during such 12-month period as set forth above and not applied (or committed to be applied) as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least $25 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase, from the Holders and, at the Company’s option, all holders of Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets, the maximum principal amount of Notes and such Pari Passu Debt, if any, that may be purchased out of the Excess Proceeds. The offer price in any such Offer to Purchase will be equal to 100% of the principal amount (or accreted value, if applicable) of the Notes and such Pari Passu Debt, plus accrued and unpaid interest and Additional Interest, if any up to, but excluding, the date of purchase (subject to the rights of Holders of Notes on a relevant record date to receive interest on an interest payment date that occurs prior to the purchase date) and will be payable in cash. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this “Asset Sales” covenant, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture, and those Excess Proceeds shall no longer constitute “Excess Proceeds.”

The Credit Agreements may prohibit the Company from purchasing any Notes, and may also provide that certain asset sale events with respect to the Company would constitute a default under the Credit Agreements. Any future credit agreements or other agreements to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company would remain prohibited from purchasing the Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under such other agreements.

Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)	pay any liabilities owed to the Company or any Restricted Subsidiary;

(3)	make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(4)	sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary;

provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock and (y) the subordination of (including the application of any standstill period to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary, in each case, shall not be deemed to constitute such an encumbrance or restriction.

However, the preceding restrictions will not apply to encumbrances or restrictions:

(1)

existing under, by reason of or with respect to the Credit Agreements as in effect on the Issue Date or the Release Date, as applicable, Existing Indebtedness or any other agreements in effect on the Release

Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not materially more restrictive with respect to dividend and payment restrictions (as determined by the Company in good faith) than those contained in the Credit Agreements, Existing Indebtedness or such other agreements, as the case may be, as in effect on such dates;

(2)	set forth in the Indenture, the Notes and the related Note Guarantees;

(3)	existing under, by reason of or with respect to agreements governing other Indebtedness permitted to be Incurred under the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” and any amendments, restatements, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances and restrictions therein, taken as a whole, (i) are not materially more restrictive than the agreements governing Indebtedness as in effect on the date of the Indenture, or (ii) will not affect the Company’s ability to make principal or interest payments on the notes (as determined by the Company in good faith);

(4)	existing under or by reason of applicable law, rule, regulation or order;

(5)	with respect to any Person, or the property or assets of a Person, acquired by the Company or any Restricted Subsidiary existing at the time of such acquisition and not Incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not materially more restrictive with respect to dividend and other payment restrictions than those in effect on the date of the acquisition;

(6)	that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(7)	existing under or by reason of Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive with respect to dividend and payment restrictions, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8)	existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture;

(9)	arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

(10)	existing under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, a Restricted Subsidiary that restrict distributions or transfer by that Restricted Subsidiary pending such sale or other disposition;

(11)	under Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Entity or the Receivables Assets that are subject to such Qualified Receivables Transaction;

(12)	on cash or other deposits or net worth, which encumbrances or restrictions are imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

(13)	arising from customary provisions in Joint Venture agreements and other similar agreements relating solely to such Joint Venture, which the Board of Directors of the Company determines in good faith will not adversely affect the Company’s ability to make payments of principal of or interest on the Notes;

(14)	existing under Indebtedness of a Foreign Subsidiary permitted to be Incurred under the Indenture, which encumbrances or restrictions apply solely to such Foreign Subsidiary and are ordinary and customary with respect to the type of Indebtedness being Incurred and which the Board of Directors of the Company determines in good faith will not adversely affect the Company’s ability to make payments of principal of or interest on the Notes;

(15)	existing under or by reason of Secured Indebtedness permitted to be Incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Limitation on Liens” that limit the right of the Company or any Restricted Subsidiary to dispose of the assets securing such Indebtedness;

(16)	under purchase money obligations for property acquired and Capital Lease Obligations in the ordinary course of business;

(17)	existing under any agreement imposed in connection with consignment agreements entered into in the ordinary course of business;

(18)	under provisions limiting the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, sale and leaseback agreements, stock sale agreements and other similar agreements (or Investments), which limitation is applicable only to the assets that are the subject of such agreements;

(19)	arising from customary provisions in Hedging Obligations permitted under the Indenture and entered into in the ordinary course of business; and

(20)	existing under, by reason of or with respect to any Restricted Payment not prohibited by the covenant described under “—Limitation on Restricted Payments” and any Permitted Investment.

Additional Note Guarantees

If the Company or any Restricted Subsidiary acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary) on or after the Issue Date, then that newly acquired or created Domestic Subsidiary must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee.

The Company will not permit any Domestic Subsidiary (other than an Excluded Subsidiary), directly or indirectly, to Guarantee any Indebtedness of the Company or any Restricted Subsidiary unless such Domestic Subsidiary (other than any Excluded Subsidiary) (a) is a Guarantor or (b) (i) within 15 Business Days executes and delivers to the Trustee an Opinion of Counsel and a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee will rank senior in right of payment to or equally in right of payment with such Restricted Subsidiary’s Guarantee of such other Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described under “—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary if that re-designation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under “—Limitation on Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company will be in default of such covenant. The Company’s Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period, and (2) no Default or Event of Default would be in existence following such designation.

Merger, Consolidation or Sale of Assets

The Company. The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)	immediately after giving effect to such transaction, no Default or Event of Default exists;

(2)	either:

(a)	the Company is the surviving corporation; or

(b)	the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia, provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation and (ii) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture or other documents, agreements or instruments in form reasonably satisfactory to the Trustee;

(3)	immediately after giving effect to such transaction on a pro forma basis, (a) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, will be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) the Fixed Charge Coverage Ratio for the Company or surviving Person and its Restricted Subsidiaries will be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(4)	each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have confirmed to the Trustee in writing that its Note Guarantee will apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture.

provided, however, that clause (3) above will not apply (i) if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company, and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations; or (ii) to any consolidation, merger, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Restricted Subsidiary.

Upon any consolidation, merger, sale, assignment, transfer, conveyance or other disposition in accordance with this covenant, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, conveyance or other disposition, the provisions of the Indenture referring to the “Company” will refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture.

In addition, the Company and the Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries considered as one enterprise, in one or more related transactions, to any other Person.

The Guarantors. A Guarantor will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Guarantor, in one or more related transactions, to another Person, other than the Company or another Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	the Guarantor is the surviving corporation, or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made (i) is organized or existing under the laws of the United States, any state thereof or the District of Columbia and (ii) assumes all the obligations of that Guarantor under the Indenture, including its Note Guarantee, pursuant to a supplemental indenture or other documents, agreements or instruments in form reasonably satisfactory to the Trustee; or

(b)	such sale, assignment, transfer, conveyance or other disposition or consolidation or merger complies with the covenant described under “—Limitation on Asset Sales.”

Notwithstanding anything to the contrary herein, the Company and any Restricted Subsidiary shall be permitted, directly or indirectly, to consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), and to sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, in each case, as contemplated in the Reorganization Plan. In addition, any Guarantor shall be permitted to liquidate, dissolve or consolidate or merge with or into the Company or another Guarantor.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s Next-

Generation EDGAR System (or any successor system), within the time periods specified in the Commission’s rules and regulations that are then applicable to the Company:

(1)	all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)	all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding and not freely transferable under the Securities Act, during any period when they are not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b), they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If the Company has designated any Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, as determined in good faith by senior management of the Company, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

Conduct of Business

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and the Restricted Subsidiaries taken as a whole.

Payments for Consent

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders that may legally participate in the transaction, as proposed by the Company and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Covenant Suspension

During any period of time that (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and the Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) described under:

(1)	“—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2)	“—Certain Covenants—Limitation on Restricted Payments”;

(3)	“—Certain Covenants—Limitation on Transactions with Affiliates”;

(4)	“—Certain Covenants—Limitation on Asset Sales”;

(5)	“—Certain Covenants—Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries”;

(6)	“—Certain Covenants—Additional Note Guarantees”;

(7)	“—Certain Covenants—Conduct of Business”; and

(8)	clause (3) of the first paragraph of “—Certain Covenants—Merger, Consolidation or Sale of Assets.”

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Company or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.” The ability of the Company and the Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade, Default or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time since the Release Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of the covenant described under “—Certain Covenants—Limitation on Restricted Payments.” However, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Company or its Restricted Subsidiaries during the Suspension Period.

There can be no assurance that the Notes will ever achieve or maintain an Investment Grade Rating.

The following will be an “Event of Default” under the Indenture:

(1)	default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)	default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)	failure to perform or comply with the Indenture provisions described under “—Certain Covenants— Provision of Financial Information” and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes, voting as a single class;

(4)	except as permitted by the Indenture, any Note Guarantee or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(5)

default in the performance, or breach, of any covenant or agreement of the Company or any Restricted Subsidiary in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes, voting as a single class;

(6)	a default or defaults under any bonds, debentures, notes or other evidences of Indebtedness (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $30 million, whether such Indebtedness now exists or shall hereafter be created, which default or defaults either (a) shall have resulted in the acceleration of the maturity of such Indebtedness prior to its express maturity or (b) shall constitute a failure to pay principal of, or interest or premium on, such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto;

(7)	the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment(s) for the payment of money in an aggregate amount in excess of $30 million (net of amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third-party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification), by a court or courts of competent jurisdiction, which judgment(s) remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(8)	certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendments and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (x) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (y) the Holders of at least 25% in aggregate principal amount of the outstanding

Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and (z) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendments and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then-outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)	reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(3)	reduce the principal amount of, or premium, if any, or interest on, any Note;

(4)	change the optional redemption dates or optional redemption prices of the Notes from those stated under the caption “—Optional Redemption”;

(5)	waive a Default or Event of Default in the payment of principal of, or interest or premium and Additional Interest, if any, on, the Notes (except, upon a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes, a waiver of the payment default that resulted from such acceleration) or in respect of any other covenant or provision that cannot be amended or modified without the consent of all Holders;

(6)	make any Note payable in money other than U.S. dollars;

(7)	make any change in the amendment and waiver provisions of the Indenture;

(8)	release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture;

(9)	impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees;

(10)	amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to any Asset Sale in accordance with the covenant described under “—Certain Covenants—Limitation on Asset Sales” after the obligation to make such Offer to Purchase has arisen, or the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control in accordance with the covenant described under “—Change of Control” after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;

(11)	except as otherwise permitted under the covenants described under “—Certain Covenants—Merger, Consolidation or Sale of Assets” and “—Certain Covenants—Additional Note Guarantees,” consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations under the Indenture; or

(12)	amend or modify any of the provisions of the Indenture or the related definitions affecting the subordination of the Notes or any Note Guarantee in any manner adverse to the Holders of the Notes or any Note Guarantee.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or any Note Guarantee:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)	to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Notes in accordance with the Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4)	to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially, in the good faith determination of the Board of Directors of the Company, adversely affect the legal rights under the Indenture, the Note Guarantees or the Notes of any such Holder;

(5)	to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to comply with the provisions described under “—Certain Covenants—Additional Note Guarantees”;

(7)	to evidence and provide for the acceptance of appointment by a successor Trustee;

(8)	to provide for the issuance of Additional Notes in accordance with the Indenture; or

(9)	to conform the Indenture, the Note Guarantees or the Notes to any provision of this “Description of Notes” to the extent such provision is intended to be a verbatim recitation thereof.

Legal Defeasance and Covenant Defeasance

The Company at any time may terminate all its Obligations under the Notes and the Indenture with respect to the Holders (“Legal Defeasance”), except for certain Obligations, including those respecting the Defeasance Trust (as defined below) and Obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

The Company at any time may terminate its Obligations under the covenants described under “—Certain Covenants” for the benefit of the Holders, the operation of certain provisions described under”—Events of Default” (but only to the extent that those provisions relate to the Defaults with respect to the Notes and not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) and the undertakings and covenants contained under “—Change of Control” and “—Merger, Consolidation or Sale of Assets” (“Covenant Defeasance”) for the benefit of the Holders.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its Obligations with respect to the Notes.

In order to exercise its defeasance option, the Company must irrevocably deposit in trust (the “Defeasance Trust”) with the Trustee money or Government Securities for the payment of principal of, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of Legal Defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law). Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a Legal Defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1)	either:

(a)	all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b)	all Notes that have not been delivered to the Trustee for cancellation (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise), (y) will become due and payable at Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense, and in each such case the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the Stated Maturity or redemption date, as the case may be;

(2)	no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4)	the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue to serve as Trustee or resign.

The Indenture provides that in case an Event of Default will occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder will have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

The Exchange Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Exchange Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (the “Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive Certificated Notes. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Global Notes may hold their interests therein through Euroclear, Clearstream or DTC, if they are participants in such systems, or indirectly through organizations that are participants in such systems. However, upon issuance we intend to settle by delivering interests in the Global Note solely through Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank, S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the Beneficial Owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the Beneficial Owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case the Company fails to appoint a successor depositary;

(2)

the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised the Company that, in such event, under its current practices, DTC would notify its participants of the Company’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC participant); or

(3)	there will have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Transfer Restrictions.”

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full description of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“ABL Facility” means the asset based revolving credit agreement dated as of its effective date among the Company and each Subsidiary of the Company from time to time designated as a “Borrower” thereunder, the lenders and agents party thereto and Bank of America, N.A., as administrative agent, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness, Disqualified Stock or Preferred Stock of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to the Company or any Restricted

Subsidiary, any Indebtedness, Disqualified Stock or Preferred Stock of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness, Disqualified Stock or Preferred Stock expressly assumed in connection with the acquisition of the stock or any asset or assets from another Person; provided that such Indebtedness, Disqualified Stock or Preferred Stock was not Incurred or issued by such Person in connection with or in contemplation of such merger or acquisition.

“Affiliate” of any specified Person means (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” will have correlative meanings.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1% of the principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at September 1, 2014 (such redemption price being set forth in the table appearing under “—Optional Redemption”) plus (2) all remaining required interest payments due on such Note through September 1, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“ Asset Sale” means:

(1)	the sale, lease, conveyance, transfer or other disposition (each, a “Transfer”), whether in a single transaction or a series of related transactions (including by way of a Sale and Leaseback Transaction), of any assets outside the ordinary course of business of the Company or any Restricted Subsidiary; and

(2)	the issuance or sale of Equity Interests by any Restricted Subsidiary or the Transfer by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law), whether in a single transaction or series of related transactions.

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1)	any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $10 million;

(2)	a Transfer of assets that is governed by the provisions of the Indenture described under “—Change of Control” or the provisions described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(3)	a Transfer of assets or Equity Interests between or among the Company and the Restricted Subsidiaries;

(4)	an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(5)	a Transfer of any assets in the ordinary course of business;

(6)	a Transfer of Cash Equivalents;

(7)	a Transfer of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(8)	a Transfer that constitutes a Restricted Payment that is permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(9)	a Transfer of any property or equipment that has become redundant, surplus, damaged, worn out, obsolete or no longer useful, and sales or other dispositions of intellectual property determined to be uneconomical, negligible or obsolete;

(10)	the creation of a Lien not prohibited by the Indenture (but not the sale of property subject to a Lien);

(11)	a grant of a license to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how or other intellectual property to the extent that such license does not limit the licensor’s use of the patent, trade secret, know-how or other intellectual property;

(12)	sales, transfers or contributions of Receivables Assets (or a fractional undivided interest therein) to a Receivables Entity in a Qualified Receivables Transaction, provided that if such Receivables Entity is an Affiliate, such sale, transfer or contribution must be for the fair market value thereof (as determined in good faith by the Company);

(13)	transfers of Receivables Assets (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction;

(14)	any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(15)	foreclosure, condemnation or any similar action with respect to any property or other asset of the Company or any of its Restricted Subsidiaries;

(16)	any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Release Date, including any Sale and Leaseback Transaction or asset securitization permitted by the Indenture;

(17)	dispositions in connection with Permitted Liens;

(18)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(19)	the lease, assignment, sublease or license of any real or personal property in the ordinary course of business;

(20)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with any merger or consolidation;

(21)	any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(22)	any sale, conveyance or other disposition of property or assets of the Company or any Restricted Subsidiary (whether in a single transaction or a series of related transactions) in connection with the Emergence Transactions.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 cases or any other court having jurisdiction over the Chapter 11 cases, including, to the extent of the withdrawal of any reference under 28 U.S.C. § 157, the United States District Court for the Southern District of New York.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented thereby at any time shall be the amount of the liability in respect thereof that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

“Cases” means the proceedings of Chemtura Corporation and certain of its Subsidiaries and affiliates, as debtors and debtors-in-possession under Chapter 11.

“Cash Equivalents” means:

(1)	United States dollars and such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than two years from the date of acquisition;

(3)	investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-2” or higher by Moody’s, “A” or higher by S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)	commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(6)	securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than two years from the date of acquisition; and

(7)	shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Restricted Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)	the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (as defined above), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or

(4)	the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting at least 33.3% of the voting power of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance);

provided, however, that none of the Emergence Transactions, or any other action contemplated by or in furtherance of the Reorganization Plan or the Company’s emergence from Chapter 11, shall constitute a Change of Control.

“Chapter 11” means Chapter 11 of the Bankruptcy Code.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Consolidated Cash Flow” means, for any period, the Consolidated Net Income of the Company for such period plus:

(1)	provision for taxes based on income or profits of the Company and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)	Fixed Charges of the Company and the Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

(5)	to the extent non-recurring and not capitalized, any fees, costs and expenses of the Company and its Restricted Subsidiaries Incurred as a result of Investments, Asset Sales permitted hereunder and the issuance, repayment or amendment of Equity Interests or Indebtedness permitted hereunder (in each case, whether or not consummated).

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Fixed Charges of and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the Net Income of such Restricted Subsidiary was added to compute such Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter or any agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, for any period, the aggregate of the net income (loss) of the Company and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary (subject, in the case of dividends or distributions paid to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)	the net income (but not the net loss) of any Restricted Subsidiary (other than any Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3)	any gain or loss, together with any related provision for taxes on such gain or loss less all fees and expenses or charges relating thereto, realized in connection with: (a) any sale of assets outside the ordinary course of business of the Company; or (b) the disposition of any securities by the Company or a Restricted Subsidiary or the extinguishment of any Indebtedness of the Company or any Restricted Subsidiary, will be excluded;

(4)	any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss (less all costs and expenses if Incurred in connection with the Cases and the Exit Financing), will be excluded;

(5)	any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company and any Restricted Subsidiary will be excluded; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock (other than Disqualified Stock of the Company);

(6)	the cumulative effect of a change in accounting principles will be excluded;

(7)	(a) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date and (b) any restoration to or deduction from income for changes in estimates related to the post-emergence settlement of prepetition claims obligations in relation with Chapter 11 following the Issue Date, in each case will be excluded;

(8)	any charges or credits relating to any purchase accounting adjustments or to the adoption of fresh- start accounting principles will be excluded;

(9)	to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss will be excluded;

(10)	fees and expenses related to a Qualified Receivables Transaction will be excluded;

(11)	any net after-tax gains attributable to the termination of any employee pension benefit plan will be excluded;

(12)	(a) any net after-tax income or loss from operating results of discontinued operations as defined by GAAP and (b) any net after-tax gains or losses from sales of discontinued operations, in each case will be excluded;

(13)	any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness, Hedging Obligations or other derivative instruments entered into in relation with the Indebtedness extinguished will be excluded;

(14)	any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk entered into in relation with Indebtedness) will be excluded;

(15)	any non-cash impairment charges or asset write-downs or write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP will be excluded; and

(16)	any increase in amortization or depreciation or other non-cash charges or the impact of write-off of deferred revenues resulting from the application of SOP 90-7 in relation to the Emergence Transactions will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person, the Total Assets of such Person and its Restricted Subsidiaries less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of such Person), in each case calculated in accordance with GAAP, provided that in the event that such Person or any of its Restricted Subsidiaries assumes or acquires any assets in connection with the acquisition by such Person and its Restricted Subsidiaries of another Person subsequent to the commencement of the period for which the Consolidated Net Tangible Assets is being calculated but prior to the event for which the calculation of the Consolidated Net Tangible Assets is made, then the Consolidated Net Tangible Assets shall be calculated giving pro forma effect to such assumption or acquisition of assets, as if the same had occurred at the beginning of the applicable period.

“Credit Agreements” means (i) that certain Credit Agreement governing the ABL Facility, dated as of the Release Date, by and among the Company, Bank of America, N.A., as Administrative Agent, and the other lenders named therein providing for up to $275 million of revolving credit borrowings and (ii) that certain Credit Agreement governing the Senior Secured Term Loan Facility, dated as of the Issue Date, by and among the

Company, Bank of America, N.A., as Administrative Agent, and the other lenders named therein providing for up to $300 million in term loan borrowings, in each case including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

“Credit Facilities” means (i) the ABL Facility, (ii) the Senior Secured Term Loan Facility and (iii) one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities, overdraft facilities or indentures) with banks or other institutional lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default, provided that any Default that results solely from the taking of any action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Company or a Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, or by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is one year after the earlier of the date on which the Notes mature and the date the Notes are no longer outstanding, or is redeemable at the option of the holder thereof, or is convertible into or exchangeable for debt securities in any such case on or prior to such date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to “—Certain Covenants—Limitation on Asset Sales” and “—Change of Control” covenants. The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the earlier of the date on which the Notes mature and the date the Notes are no longer outstanding.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Emergence Transactions” means all transactions arising out of the Reorganization Plan and emergence from Chapter 11, including, but not limited to, Exit Financing.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) of the Company or any of its Subsidiaries (other than pursuant to the Rights Offering or a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Subsidiary thereof.

“Exchange Offer” means the offer of the Company to issue and deliver to Holders that are not prohibited by law or policy of the Commission from participating in such offer in exchange for the Notes, a like aggregate principal amount of Exchange Notes.

“Excluded Subsidiary” means (i) any Receivables Entity, (ii) any Foreign Holding Company, (iii) any captive insurance entity of the Company, (iv) any wholly-owned Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary and (v) any Domestic Subsidiary of the Company as of the Release Date or at any time thereafter meeting any one of the following conditions that has been designated by the Company as an Excluded Subsidiary in a writing to the Trustee (which designation may be rescinded by granting a Note Guarantee in accordance with the requirements of the Indenture): (a) the Total Assets of such Domestic Subsidiary determined as of the end of the fiscal year of the Company most recently ended for which financial statements are required to be delivered under the Indenture does not exceed $5 million, or (b) the Consolidated Cash Flow of such Domestic Subsidiary does not exceed $5 million, for the period of four consecutive quarters of the Company most recently ended for which financial statements are required to be delivered pursuant to the Indenture; provided that, at any time or from time to time after the Release Date, Domestic Subsidiaries shall not be designated as Excluded Subsidiaries under this clause (v) to the extent that such Domestic Subsidiaries under this clause (v) would represent, in the aggregate, (a) 5% or more of Total Assets of the Company at the end of the most recently ended fiscal year of the Company or (b) 5% or more of the Consolidated Cash Flow of the Company for the most recently ended fiscal year, in each case, based upon the most recent financial statements required to be delivered pursuant to the Indenture; provided, further, that, if the most recent financial statements required to be delivered pursuant to the Indenture for any fiscal quarter occurring after the Release Date indicate that, by reason of subsequent changes following the designation of any one or more Restricted Subsidiaries as an Excluded Subsidiary or Excluded Subsidiaries, the foregoing requirements of this definition would not be complied with (other than as a result of an impairment charge), individually or in the aggregate, then the Company shall use commercially reasonable efforts to promptly (but in any event within 180 days after the date the financial statements are required) rescind such designations as are necessary, and provide such Note Guarantees as are necessary, so as to comply with the requirements of the Indenture. Any uncured Default shall not occur until the expiration of such 180-day period provided such efforts are used.

“Existing Indebtedness” means the aggregate amount of Indebtedness of the Company and the Restricted Subsidiaries (other than Indebtedness under the Credit Agreements, the Notes and the related Note Guarantees) in existence on the (i) the Issue Date; provided that the A&R DIP Facility is terminated on or prior to the Release Date and (ii) on the Release Date.

“Exit Financing” means that certain financing to finance the Reorganization Plan expected to be composed of the Senior Secured Term Loan Facility, the ABL Facility and the Notes.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Chief Executive Officer, Chief Financial Officer or other responsible accounting or financial officer of the Company, whose determination will be conclusive if evidenced by a Board Resolution.

“Fixed Charge Coverage Ratio” means for any period, the ratio of the Consolidated Cash Flow of the Company for such period to the Fixed Charges of the Company for such period.

For purposes of calculating the Fixed Charge Coverage Ratio:

(1)	in the event that the Company or any Restricted Subsidiary Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period;

(2)	acquisitions and dispositions of business entities or property and assets constituting a division or line of business of any Person that have been made by the Company or any Restricted Subsidiary (or by any Person that has subsequently become a Restricted Subsidiary or has subsequently merged or consolidated with or into the Company or any Restricted Subsidiary), including through mergers or consolidations, and the designation or re-designation of an Unrestricted Subsidiary, in each case, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(3)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, will be excluded;

(4)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the Company or any Restricted Subsidiary following the Calculation Date;

(5)	whenever pro forma effect is to be given to an acquisition or disposition, the amount of Consolidated Cash Flow relating thereto and the amount of Fixed Charges associated with any Indebtedness Incurred in connection therewith, unless otherwise specified, the pro forma calculations will be made in compliance with Article 11 of Regulation S-X under the Securities Act, as determined in good faith by a responsible financial or accounting officer of the Company provided that, pro forma calculations may include operating expense reductions and other operating improvements or synergies for such period resulting from such transaction (as determined in accordance with GAAP) for which pro forma effect is being given that have been realized, including but not limited to (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead;

(6)	Fixed Charges attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the Calculation Date (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness if such agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; and

(7)	Fixed Charges attributable to interest on any Indebtedness Incurred under a revolving credit facility computed on a pro forma basis will be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(1)

the consolidated interest expense of the Company and the Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, net payments under interest rate agreements, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations and excluding any non-cash interest expense imputed on any convertible debt securities in accordance with FASB APB 14-1; plus

(2)	the consolidated interest of the Company and the Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of the Restricted Subsidiaries or secured by a Lien on assets of the Company or a Restricted Subsidiary, whether or not such Guarantee or Lien is called upon; plus

(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then- current combined federal, state and local statutory tax rate of the issuer of such Disqualified or Preferred Stock, expressed as a decimal; plus

(5)	Receivables Fees (other than fees and expenses, excluding amounts representing yield, interest or similar payments, paid to a Person that is not a Receivables Entity) in connection with any Qualified Receivables Transaction.

in each case, on a consolidated basis and in accordance with GAAP provided that, in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Transaction, the interest expense will be computed based on the average daily balance of such Indebtedness during the applicable period.

“Foreign Holding Company” means each of Crompton Europe Financial Services Company, Chemtura Holding Company, Inc., Crompton International Corporation, Crompton LLC, GLCC Mexico Holdings, Inc., Great Lakes Trading Company, Inc. and QO Chemicals, Inc.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect Restricted Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Release Date; provided that GAAP shall not give effect to the effect of FASB No. APB14-1.

“Government Securities” means securities that are direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged.

“Guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business or Standard Receivables Undertakings in a Qualified Receivables Transaction.

“ Guarantors” means:

(1)	the Initial Guarantors; and

(2)	any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(2)	any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement; or

(3)	any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, enter into any Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness (and “Incurrence” and “Incurred” will have meanings correlative to the foregoing); provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness with the same terms or the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock (to the extent provided for when the Indebtedness or Disqualified Stock or Preferred Stock on which such interest or dividend is paid was originally issued) will be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any specified Person, whether or not contingent:

(1)	all indebtedness of such Person in respect of borrowed money;

(2)	all obligations of such Person evidenced by bonds, notes, debentures or similar instruments;

(3)	all obligations of such Person in respect of bankers’ acceptances, letters of credit or similar instruments (or reimbursement obligations in respect thereof , except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)	all Capital Lease Obligations of such Person and Attributable Debt;

(5)	all obligations of such Person in respect of the deferred and unpaid balance of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable due more than one year after such property is acquired or such services are completed;

(6)	all Hedging Obligations of such Person;

(7)	all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends;

(8)	all Preferred Stock issued by a Subsidiary of such Person, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price plus accrued dividends;

(9)

all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness; and

(10)	to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person,

if and to the extent, in the case of items (1) through (5) (other than letters of credit), such obligations would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. The amount of any Indebtedness described in clauses (1) and (2) above will be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of determining any particular amount of Indebtedness, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. The following items shall not be treated as Indebtedness: (i) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant; (ii) contingent obligations Incurred in the ordinary course of business and not in respect of borrowed money; (iii) deferred or prepaid revenues; (iv) deferred tax revenues and (v) obligations of the Company or any Restricted Subsidiary pursuant to contracts for, options, puts or similar arrangements relating to the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.

“Independent Financial Advisor” means a firm: (1) which does not, and whose directors, officers or affiliates do not, have a material financial interest in the Company or any of its Subsidiaries; and (2) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Guarantors” means all of the Domestic Subsidiaries of the Company, other than Excluded Subsidiaries.

“Initial Purchasers” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co.

“Inventory” has the meaning set forth in the Uniform Commercial Code of the State of New York, as amended.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” in any Person means all direct or indirect investments in such Person in the form of loans or other extensions of credit (including Guarantees but excluding advances or extensions of credit to customers or suppliers made in the ordinary course of business), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding the footnotes).

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investment” shall include the portion (proportionate to the Company’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

(2)	any asset sold or otherwise disposed to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such sale or disposition; and

(3)	if the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such sale, disposition or issuance, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale, disposition or issuance equal to the Fair Market Value of the Capital Stock of such Person held by the Company or such Restricted Subsidiary immediately following any such sale, disposition or issuance.

The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person unless such Investment in such third party was not made in anticipation or contemplation of the Investment by the Company or such Restricted Subsidiary and such third party Investment is incidental to the primary business of such Person in whom the Company or such Restricted Subsidiary is making such Investment.

“Issue Date” means the date of initial issuance of the Old Notes, August 27, 2010.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company or any of its Restricted Subsidiaries but in which the Company or a Restricted Subsidiary has a direct or indirect equity or similar interest.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” means the aggregate proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof), received in Cash Equivalents by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) in the case of any Asset Sale by a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary and (4) appropriate amounts to be provided by the Company or the Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations or purchase price adjustment obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (4) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Available Cash.

“Note Guarantee” means a Guarantee of the Notes pursuant to the Indenture.

“Obligations” with respect to any Indebtedness means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing such Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1)	the provision of the Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3)	that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)	that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7)	that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof (and, in the case of an Offer to Purchase made pursuant to “—Certain Covenants—Limitation on Asset Sales,” any Pari Passu Debt included in such Offer to Purchase) tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Section 14(e) under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such conflict.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) that meets the requirements of the Indenture.

“Parent” means any direct or indirect parent company that owns 100% of the Company’s Common Stock.

“Pari Passu Debt” means (a) any Indebtedness of the Company that ranks equally in right of payment with the Notes or (b) any Indebtedness of a Guarantor that ranks equally in right of payment with such Guarantor’s Note Guarantee.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents; provided, that any Cash Equivalents received are applied in accordance with the covenant described under “—Certain Covenants—Limitation on Asset Sales.”

“Permitted Business” means any business conducted or proposed to be conducted (as described in the Company’s Offering Memorandum, dated August 13, 2010) by the Company and the Restricted Subsidiaries on the Issue Date and other businesses reasonably related or ancillary thereto or that are a reasonable extension or development thereof.

“Permitted Investments” means:

(1)	any Investment in the Company or in a Restricted Subsidiary;

(2)	any Investment in Cash Equivalents and any Investment by Foreign Subsidiaries in securities and deposits similar in nature to Cash Equivalents and customary in the applicable jurisdiction;

(3)	any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under “—Certain Covenants—Limitation on Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)	Hedging Obligations and customary cash management arrangements permitted under clauses (9) and (11), respectively, of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”;

(6)	(i) stock, obligations or securities received in satisfaction of judgments, foreclosure of Liens or settlement of Indebtedness and (ii) any Investments received in compromise of obligations of any trade creditor or customer that were Incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any such Person;

(7)	advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8)	commission, payroll, travel and similar loans and advances, including such loans and advances required by applicable employment laws, to officers, directors and employees of the Company or any Restricted Subsidiary that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9)	any Investment by the Company or a Subsidiary of the Company in (x) a Receivables Entity or (y) any other Person (in the case of an Investment by a Receivables Entity or by the Company or any of its Subsidiaries in connection with a European securitization transaction) in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangement governing such Qualified Receivables Transaction or any related Indebtedness; provided that such Investment is in the form of a Purchase Money Note, contribution of additional Receivables Assets, Cash Equivalents or Equity Interests;

(10)	loans or advances to directors, officers and employees of the Company or any Restricted Subsidiary that are made in the ordinary course of business of the Company or such Restricted Subsidiary or to finance the purchase of Equity Interests of the Company, in an aggregate amount, taken together with all other loans or advances made pursuant to this clause (10) that are at the time outstanding, not to exceed $15 million;

(11)	Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(12)	Investments consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that the Company or any of its Subsidiaries uses or sells in the ordinary course of business;

(13)	security deposits required by utility companies and other Persons in a similar line of business to that of utility companies and governmental authorities that are utility companies, in each case, made in the ordinary course of business of the Company and its Subsidiaries;

(14)	Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(15)	any Investment existing or pursuant to agreements or arrangements in effect on the Release Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such

Investment may not be increased except (x) as required by the terms of such Investment as in existence on the Release Date or (y) as otherwise permitted under the Indenture;

(16)	Investments of a Restricted Subsidiary of the Company acquired after the Release Date or of an entity merged into, amalgamated with, or consolidated with the Company or a Restricted Subsidiary of the Company in a transaction that is not prohibited by the covenant described under “—Merger, Consolidation or Sale of Assets” after the Release Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(17)	Investments consisting of earnest money deposits required in connection with a purchase agreement or letter of intent permitted by the Indenture;

(18)	any Investment by the Company or any of its Restricted Subsidiaries in a Permitted Business or Joint Ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, not to exceed the greater of (x) $125 million and (y) 5% of the Consolidated Net Tangible Assets of the Company at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus 100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary with respect to any Investment made pursuant to this clause (18); provided, however, that if any Investment pursuant to this clause (18) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (18) for so long as such Person continues to be a Restricted Subsidiary;

(19)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) since the Release Date, not to exceed the greater of $100 million and 4% of the Consolidated Net Tangible Assets of the Company, plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of the covenant under “—Certain Covenants—Limitation on Restricted Payments” of any amounts applied pursuant to clause (3) of the first paragraph of such covenant); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) or (3) above and shall not be included as having been made pursuant to this clause (19);

(20)	Investments by any Foreign Subsidiary through the licensing, contribution or transactions that economically result in a contribution in kind of intellectual property rights pursuant to Joint Venture arrangements, in each case in the ordinary course of business and consistent with past practice; provided that, in the case of this clause (20), in the event any Unrestricted Subsidiary becomes a Restricted Subsidiary, all such Investments made by such Person and outstanding on the date such Person becomes a Restricted Subsidiary shall continue to be permitted under this clause (20); and

(21)	(a) equity investments by Chemtura Organometallics GmbH or another Subsidiary that is not a Guarantor and (b) guarantees or other credit support obligations by Chemtura Organometallics GmbH, other Unrestricted Subsidiaries that are Guarantors or Restricted Subsidiaries that are Guarantors (including letters of credit issued for the account of such Persons), in each case in or for the benefit of a Joint Venture for a manufacturing facility in Saudi Arabia, as described in a shareholders agreement, dated March 22, 2010, so long as the aggregate amount of Investments pursuant to this clause (21) shall not exceed $20.0 million at any one time outstanding.

“Permitted Liens” means:

(1)	Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(2)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged with or into or consolidated with the Company or the Restricted Subsidiary;

(3)	Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(4)	Liens securing the Notes, the Note Guarantees, the ABL Facility and the Senior Secured Term Loan Facility;

(5)	Liens existing on the Release Date (other than any Liens securing Indebtedness Incurred under clause (1) of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”);

(6)	Liens securing Permitted Refinancing Indebtedness; provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(7)	Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Notes; provided that (a) the Incurrence of such Indebtedness was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

(8)	Liens on Receivables Assets in connection with a Qualified Receivables Transaction;

(9)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that any such Lien covers only the assets acquired, constructed or improved with such Indebtedness;

(10)	Liens on Cash Equivalents securing Hedging Obligations of the Company or any Restricted Subsidiary (a) that are Incurred in the ordinary course of business for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes, or (b) securing letters of credit that support such Hedging Obligations;

(11)	Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, pension plans, unemployment insurance or other social security obligations;

(12)	Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of Indebtedness), leases, import duties or for the payment of rent or deposits as security for the payment of insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or other similar obligations, in each case, arising in the ordinary course of business;

(13)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not Incurred or created to secure the payment of Indebtedness, and which in the aggregate do no materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any Restricted Subsidiary;

(14)	judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(15)	Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(16)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(17)	any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense (other than any property that is the subject of a Sale and Leaseback Transaction);

(18)	Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which adequate reserves have been established to the extent required by GAAP;

(19)	Liens arising from precautionary UCC financing statements regarding operating leases or consignments;

(20)	Liens of franchisors in the ordinary course of business not securing Indebtedness;

(21)	Liens on assets of Restricted Subsidiaries including Foreign Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries permitted to be Incurred under the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”;

(22)	pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products;

(23)	Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;

(24)	any obligations or duties affecting any property of the Company or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not materially impair the use of such property for the purposes for which it is held;

(25)	Liens imposed by law that are Incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, employees’, laborers’, employers’, suppliers’, banks’, repairmen’s and other like Liens, in each case, for sums not yet due or that are being contested in good faith by appropriate proceedings and that are appropriately reserved for in accordance with GAAP if required by GAAP;

(26)	Liens on receivables subject to factoring transactions;

(27)	Liens on goods or Inventory, the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued or created for the account of the Company or any Restricted Subsidiary; provided that such Lien secures only the obligations of the Company or such Restricted Subsidiary in respect of such letter of credit or bankers’ acceptance;

(28)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the Uniform Commercial Code) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Company or any of its Restricted Subsidiaries;

(29)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto Incurred in the ordinary course of business;

(30)	ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

(31)	any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(32)	Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(33)	any netting or set-off arrangements entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any Restricted Subsidiary of the Company;

(34)	Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(35)	Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) attaching to commodity trading accounts or other commodities brokerage accounts Incurred in the ordinary course of business and consistent with past practice;

(36)	Liens consisting of escrow arrangements with respect to escrow accounts, to the extent such escrow accounts hold deposits by any proposed buyer in connection with any sale or disposition of assets permitted under the Indenture;

(37)	Liens consisting of an agreement to sell or otherwise dispose of any property in an Asset Sale permitted under “—Certain Covenants—Limitation on Asset Sales” in each case solely to the extent such Asset Sale would have been permitted on the date of the creation of such Lien;

(38)	Liens, deposits or pledges of up to $60 million to secure any pension plan or other similar obligations of the Company or any Restricted Subsidiary;

(39)	Liens securing Indebtedness permitted by clause (16) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” in an aggregate amount not to exceed $75 million (or the foreign currency equivalent) at any one time outstanding; and

(40)	other Liens securing Indebtedness so long as the Secured Indebtedness Leverage Ratio does not exceed 2.00 to 1.00, as of the date such Indebtedness was Incurred and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness owed to the Company or to any Subsidiary of the Company); provided that:

(1)	the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses Incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3)

if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, on terms at least as favorable, taken as a whole, to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4)	if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Pari Passu Debt, such Permitted Refinancing Indebtedness ranks equally in right of payment with, or is subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)	such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or (b) the Company or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions upon liquidation.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which is customary in a Qualified Receivables Transaction as determined by the Company.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivables Entity or by the Company or any of its Subsidiaries in connection with a European securitization transaction), or transfers an undivided interest in or grants a security interest in, any Receivables Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries.

“Rating Agency” means (1) S&P, (2) Moody’s, or (3) if either or both of S&P and Moody’s shall not then exist, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Receivables Assets” means any accounts receivable and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and assets and all contracts and contract rights including rights to returned or repossessed goods, all insurance policies, security deposits, indemnities, checks or other negotiable instruments relating to debtor(s) obligations, and all guarantees or other supporting obligations (within the meaning of the New York Uniform Commercial Code Section 9-102(a)(77)) (including Hedging Obligations), in respect of such accounts receivable and assets and all proceeds of the foregoing and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Receivables Assets.

“Receivables Entity” means a Subsidiary of the Company or another Person formed for the purposes of engaging in a Qualified Receivables Transaction or which is regularly engaged in receivables financings and to which the Company or any of its Subsidiaries transfers Receivables Assets, and which is designated by the Board of Directors of the Company or of such other Person (as provided below) to be a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (1) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Receivables Undertakings), (2) is recourse to or obligates the Company or any Restricted Subsidiary of the Company (other than the Receivables Entity) in any way other than pursuant to Standard Receivables Undertakings or (3) subjects any property or asset of the Company or any Restricted Subsidiary of the Company (other than Receivables Assets and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Receivables Undertakings, (b) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company) other than fees payable in the ordinary course of business in connection with servicing Receivables Assets, and (c) with which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company or of such other Person will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company or of such other Person giving effect to such designation, together with an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“ Receivables Fees” means all yield, interest, distributions or other payments made directly or by means of discounts with respect to any interest issued or sold in connection with, and other fees paid to a Person that is not a Receivables Entity in connection with, any Qualified Receivables Transaction.

“Receivables Repurchase Obligation” means any obligation of a seller of Receivables Assets in a Qualified Receivables Transaction to repurchase Receivables Assets arising as a result of a breach of a Standard Receivables Undertaking, including as a result of a Receivables Asset or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Registrable Securities” means each of the Notes, until the earliest to occur of (a) the date on which such Note is exchanged in an Exchange Offer for an Exchange Note, (b) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or by a broker-dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the prospectus contained therein) and (d) the date on which such Note ceases to be outstanding.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Permitted Business and not classified as current assets under GAAP; provided, that assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not qualify as Related Business Assets if they consist of securities of a Person, unless upon receipt of such securities such Person becomes a Restricted Subsidiary of the Company.

“Reorganization Plan” means a plan of reorganization in any of the Cases.

“Replacement Assets” means (1) non-current assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business, or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Restricted Payment” means, with respect to any Person, to:

(1)	declare or pay any dividend or make any other payment or distribution with respect to any of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) or to the direct or indirect holders of the Company’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends, payments or distributions (x) payable solely in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests or (y) to the Company or a Restricted Subsidiary);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) or any Equity Interests of any Restricted Subsidiary (other than by the Company or another Restricted Subsidiary);

(3)	call for redemption or make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee except (a) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase or other acquisition or (b) intercompany Indebtedness permitted to be Incurred pursuant to clause (6) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(4)	make any Investment (other than a Permitted Investment) in any Person, including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary as an Unrestricted Subsidiary).

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Rights Offering” means, in connection with the Company’s emergence from Chapter 11, the offering by the debtors of rights to subscribe for and acquire shares of the Company’s new Common Stock to fund distributions pursuant to the Reorganization Plan.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of (i) Secured Indebtedness of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) to (ii) Consolidated Cash Flow of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date of such calculation. In the event that the Company or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Company may elect pursuant to an Officer’s Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of its Restricted Subsidiaries has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation

Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officer’s Certificate, to reflect (1) operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event and (2) all adjustments of the nature set forth as “Recapitalization Adjustments” and “Fresh-Start Adjustments” under “Unaudited Consolidated Pro Forma Condensed Consolidated Financial Information” in the Company’s Offering Memorandum dated August 13, 2010 to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

For the purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve-month period immediately prior to the date of determination or if any such Indebtedness is subject to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement with respect to the currency in which such Indebtedness is denominated covering principal of, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Senior Debt” means (a) any Indebtedness of the Company that ranks senior in right of payment to the Notes or (b) any Indebtedness of a Guarantor that ranks senior in right of payment to such Guarantor’s Note Guarantee.

“Senior Secured Term Loan Facility” means the senior secured term loan facility of the Company to be entered into on or about the Issue Date, as amended, supplemented, modified, extended, restructured, renewed, restated, refinanced or replaced in whole or in part from time to time.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Specified Claims” means claims made pursuant to the Cases of the debtors relating to (i) Priority Tax Claims, (ii) DIP Claims, (iii) Secured Lender Claims, (iv) General Unsecured Claims, (v) Lien Claims, (vi) Prepetition Claims, (vii) 2016 Notes Claims, (viii) 2009 Notes Claims, (ix) 2026 Notes Claims, (x) Unsecured Convenience Claims, (xi) Diacetyl Claims or (xii) Environmental Claims (as such terms are defined in the Reorganization Plan proposed as of the date of this offering memorandum); provided that (a) the foregoing shall include items relating to litigation trusts against the lenders and the funding of environmental and other custodial and litigation trusts contemplated by the Reorganization Plan proposed as of the Issue Date and (b) in no event shall the foregoing include professional fees and expenses, financing fees and expenses, original issue discount or DIP exit fees.

“Standard Receivables Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which are customary in a Qualified Receivables Transaction, including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivables Undertaking.

“Stated Maturity” means, with respect to any installment of interest on or principal of any series of Indebtedness, the date on which such installment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1)	a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof; and

(2)	any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Total Assets” means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, without giving effect to any amortization of the amount of intangible assets since the Issue Date, (x) as shown on the most recent balance sheet of such Person, or (y) in regards to the Company only, as shown on the most recent balance required to be delivered pursuant to the covenant under “—Certain Covenants—Provision of Financial Information.”

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then-remaining term of the Notes to September 1, 2014; provided, however, that if the then-remaining term of the Notes to September 1, 2014, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then-remaining term of the Notes to September 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall have been designated an Unrestricted Subsidiary by the Company; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, the Company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(i)	no Default has occurred and is continuing or would occur as a consequence thereof; or

(ii)	(x) the Company could Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock” or (y) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is equal to or greater than immediately prior to such designation; and

(iii)	either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments” (treating the Fair Market Value of the Company’s proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment).

The Company may re-designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i)	no Default has occurred and is continuing; and

(ii)	Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such re-designation would, if Incurred at such time, be permitted to be Incurred under the Indenture.

Any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, shall be approved by the Board of Directors.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is ordinarily entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then-remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof or similar payments with respect to such Disqualified Stock or Preferred Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then-outstanding principal amount of such Indebtedness.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We, the guarantors and the initial purchasers entered into a registration rights agreement in connection with the issuance of the old notes on August 27, 2010. Under the registration rights agreement, we and the guarantors have agreed to:

•

use commercially reasonable efforts to file a registration statement as soon as practicable after we file the Form 10-K for the fiscal year ended December 31, 2010 enabling holders of old notes to exchange the privately placed old notes for publicly registered exchange notes with substantially identical terms;

•	use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC; and

•

unless the exchange offer would not be permitted by applicable law or SEC policy, consummate the exchange offer and use all commercially reasonable efforts to issue exchange notes in exchange for all notes tendered in the exchange offer on or prior to November 10, 2011.

Under the registration rights agreement that we, the guarantors and the initial purchasers entered into in connection with the issuance of the old notes on August 27, 2010, we and the guarantors will use all commercially reasonable efforts to file a shelf registration statement as soon as commercially reasonable after such obligation arises and will use commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC if:

•

the issuers and the guarantors are not required to file an exchange offer registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

•	any holder of the old notes notifies the issuers prior to the 25th day following the consummation of the exchange offer that:

•	it is prohibited by law or SEC policy from participating in the exchange offer;

•

it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

•	it is a broker-dealer and owns old notes acquired directly from the issuers or an affiliate of the issuers.

We and the guarantors will pay additional interest on the old notes for the periods described below if:

•	we and the guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

•	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

•	we and the guarantors fail to consummate the exchange offer on or prior to November 10, 2011; or

•

the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of the notes during the periods specified in the registration rights agreement.

Holders of old notes will not have any remedy other than liquidated damages on the notes if we fail to meet the deadlines listed above, which we refer to as a registration default. When there is a registration default, the interest rate of the notes will increase by one-quarter of one percent per year for the first 90-day period. The interest rate (as so increased) will increase by an additional one-quarter of one percent each subsequent 90-day period until all registration defaults have been cured, up to an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all registration defaults, the accrual of additional interest will cease and the interest rate will revert to the original rate.

Resale of Exchange Notes

Based on interpretations of the SEC staff set forth in no-action letters issued to unrelated third parties, we believe that exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	such holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	such exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

•	cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

Please read the section captioned “Plan of Distribution” for more details regarding these procedures for the transfer of exchange notes. We have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective and to amend and supplement this prospectus in order to permit this prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for a period ending on the earlier of (1) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (2) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market making or other trading activities. We have also agreed that we will make a sufficient number of copies of this prospectus available to any selling holders of the exchange notes or broker-dealer for use in connection with any resale of the exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue a like principal amount of exchange notes in exchange for each $2,000 principal amount of old notes surrendered under the exchange offer. We will issue $1,000 integral multiple amount of exchange notes in exchange for each $1,000 integral multiple amount of old notes surrendered under the exchange offer. Old notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to become effective, a registration statement. The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding old notes. Consequently, both series of notes will be treated as a single class of debt securities under the indenture.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $455,000,000 aggregate principal amount of the old notes are outstanding. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the old notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral notice (which is subsequently confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “— Conditions to the Exchange Offer.”

By tendering your old notes, you will represent to us that, among other things:

•	Any exchange notes to be received by the holder will be acquired in the ordinary course of its business.

•

At the time of the commencement of the exchange offers, the holder has no arrangement or understanding with any person to participate in the distribution, within the meaning of Securities Act, of the exchange notes in violation of the Securities Act.

•

The holder is not our affiliate as defined in Rule 405 promulgated under the Securities Act, or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

•	If the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of exchange notes.

•

If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, the holder will deliver a prospectus in connection with any resale of the exchange notes. We refer to these broker-dealers as participating broker-dealers.

•	The holder is not a broker-dealer tendering outstanding notes directly acquired from us for its own account.

•	The holder is not acting on behalf of any person or entity that could not truthfully make these representations.

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees, or transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Amendments

The exchange offer for the old notes will expire at 5:00 p.m., New York City time, on                     , 2011, unless we extend it in our sole discretion.

In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will promptly notify in writing or by public announcement the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes in connection with the extension of the exchange offer;

•

to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change.

Any such delay in acceptance, extension, termination or amendment will be followed promptly by written notice or public announcement thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment, provided that in the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer following notice of the material change. If we terminate this exchange offer as provided in this prospectus before accepting any old notes for exchange or if we amend the terms of this exchange offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we will in all events comply with our obligation to make delivery of exchange notes for all old notes properly tendered and accepted for exchange in the exchange offer promptly after expiration of the exchange offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange if:

•

the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC or materially impair the contemplated benefits of the exchange offer to us;

•	any governmental approval has not been obtained which we believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made:

•	the representations described under “—Procedures for Tendering Old Notes” and “Plan of Distribution;” and

•

such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the new notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offer, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving written notice of such extension to the registered holders of the old notes. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer on or prior to the scheduled expiration date of the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to termination of the exchange offer specified above. We will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the old notes promptly. In the case of any extension, such notice will be promptly issued no later than 9:00 a.m., New York City time on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times except that all conditions to the exchange offer, except those related to the receipt of government regulatory approvals necessary to complete the offer, must be satisfied or waived by us prior to expiration of the exchange offer. If we fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer. Any waiver by us will be made by written notice or public announcement to the registered holders of the notes and any such waiver shall apply to all the registered holders of the notes.

In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Old Notes

Only a holder of old notes may tender such old notes in the exchange offer. If you are a DTC participant that has old notes which are credited to your DTC account by book-entry and which are held of record by DTC’s nominee, as applicable, you may tender your old notes by book-entry transfer as if you were the record holder. Because of this, references herein to registered or record holders include DTC.

If you are not a DTC participant, you may tender your old notes by book-entry transfer by contacting your broker, dealer or other nominee or by opening an account with a DTC participant, as the case may be.

If you are DTC participant, to tender old notes in the exchange offer:

•	you must comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below; and

•

the exchange agent must receive a timely confirmation of a book-entry transfer of the old notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted agent’s message, before the expiration date.

Participants in DTC’s ATOP program must electronically transmit their acceptance of the exchange by causing DTC to transfer the old notes to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message to the exchange agent. With respect to the exchange of the old notes, the term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its ATOP that is tendering old notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus; and

•	we may enforce the agreement against such participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations described below in this prospectus are true and correct and when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

In addition, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Guaranteed Delivery Procedures

If you desire to tender old notes pursuant to the exchange offer and (1) time will not permit your letter of transmittal and all other required documents to reach the exchange agent on or prior to the expiration date, or (2) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the expiration date, you may nevertheless tender such old notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:

•	you must effect your tender through an “eligible guarantor institution”;

•

a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

•

a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above, together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal of a tender to be effective, a notice of withdrawal or a notice of revocation, as applicable, must be received by the exchange agent at any time before 5:00 p.m., New York City time, on the expiration date, by a properly transmitted “Request Message” through ATOP. The withdrawal notice or revocation notice, as applicable, must:

(1)	specify the name of the tendering holder of old notes;

(2)	specify the aggregate principal amount of the old notes being withdrawn;

(3)	specify the name and number of the account at DTC to be credited with the withdrawn old notes; and

(4)	be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those old notes.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Withdrawal of tenders of old notes may not be rescinded, and any old notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. Validly withdrawn old notes may, however, be re-tendered by again following one of the procedures described in “—Procedures for Tendering Old Notes” on or prior to the expiration date.

Exchange Agent

We have appointed U. S. Bank National Association as exchange agent for the exchange offer of old notes.

You should direct questions and requests for assistance and requests for additional copies of this prospectus to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail: U.S. Bank National Association Corporate Trust Services Attn: Specialized Finance 60 Livingston Avenue St. Paul, MN 55107-2292	Facsimile Transmission: (651) 495-8158 For information or to confirm receipt of facsimile by telephone (call toll-free): (800) 934-6802

Fees and Expenses

We will bear the expenses of soliciting tenders. The documents related to the exchange offer are being distributed electronically through DTC; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with the exchange offer include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees;

•	printing costs; and

•	related fees and expenses.

Transfer Taxes

We will pay all of the transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

book-entry interests representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for exchange notes under the exchange offer, including as a result of failing to timely tender old notes through ATOP, will remain subject to the restrictions on transfer of such old notes:

•

as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise as set forth in the offering memorandum distributed in connection with the private offering of the old notes.

In addition, holders of old notes who do not exchange their old notes for old notes under the exchange offer will no longer have any registration rights or be entitled to liquidated damages under the registration rights agreement.

In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, old notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders old notes in the exchange offer for the purpose of participating in a distribution of the exchange notes:

•	cannot rely on the applicable interpretations of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

After the exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of United States federal income tax considerations relating to the exchange of old notes for exchange notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of old notes who hold the old notes as “capital assets” (in general, assets held for investment). Special situations, such as the following, are not addressed:

•

tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, banks, other financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid United States federal income tax;

•	tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

•	tax consequences to holders whose “functional currency” is not the United States dollar;

•	tax consequences to persons who hold notes through a partnership or similar pass-through entity;

•	United States federal gift tax, estate tax or alternative minimum tax consequences, if any; or

•	any state, local or non-United States tax consequences.

The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, and rulings, judicial decisions and administrative interpretations thereunder, as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

For purposes of this summary, the term “United States Holder” means a beneficial owner of a note that is, for United States federal income tax purposes: an individual who is a citizen or a resident of the United States; a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any state thereof or the District of Columbia; an estate, the income of which is subject to United States federal income taxation regardless of its source; or a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

Consequences of Tendering Old Notes

The exchange of your old notes for exchange notes in the exchange offer should not constitute a taxable exchange for United States federal income tax purposes because the exchange notes should not be considered to differ materially in kind or extent from the old notes. Your initial tax basis in the exchange notes should be the same as the adjusted tax basis in the old notes as of the time of the exchange, and your holding period for the exchange notes should include the holding period for the old notes exchanged pursuant to the exchange offer. In addition, the United States federal income tax consequences of holding and disposing of your exchange notes should be the same as the United States federal income tax consequences of holding and disposing of your old notes.

Tax Consequences for United States Holders

This subsection describes the United States federal income tax consequences for a United States Holder. If you are not a United States Holder, this subsection does not apply to you, and you should refer to “—Tax Consequences for Non-United States Holders” below.

Payment of Interest

Stated interest on a note generally will be included in your gross income as ordinary income at the time such interest is accrued or received, in accordance with your method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, you generally will recognize gain or loss equal to the difference between (i) the amount realized upon the disposition and (ii) your adjusted tax basis in the note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the note (less any portion allocable to any accrued and unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed). Your adjusted tax basis in a note generally will equal the cost of the note to you. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if you have held the note for more than one year. In general, long-term capital gains are taxed at lower rates than those applicable to ordinary income, if you are a non-corporate United States Holder. The deductibility of capital losses is subject to limitations. You should consult your own tax advisor as to the deductibility of capital losses in your particular circumstances.

Information Reporting and Backup Withholding Tax

In general, we must report certain information to the IRS with respect to payments to you of principal, premium, if any, and interest on a note, and payments of the proceeds of the sale or other disposition of a note, if you fall within certain categories of non-corporate United States Holders. The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax on you, if (i) you fail to furnish a taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding tax; (ii) the IRS notifies the payor that the TIN furnished by you is incorrect; (iii) there has been a notified payee under-reporting described in section 3406(c) of the Code, or (iv) you have not certified under penalties of perjury that you have furnished a correct TIN and that the IRS has not notified you that you are subject to backup withholding tax under the Code. United States backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to you will be allowed as a credit against your United States federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Tax Considerations for Non-United States Holders

The term “non-United States Holder” means a beneficial owner of a note that is, for United States federal income tax purposes: a nonresident alien individual; a foreign corporation; or a foreign estate or trust.

The following discussion applies only to you if you are a non-United States Holder, and assumes that no item of income, gain, deduction or loss derived by you in respect of the notes at any time is effectively connected with your conduct of a United States trade or business. Special rules, not discussed herein, may apply to you if you fall with certain categories of non-United States Holders, such as: certain former citizens or residents of the United States; controlled foreign corporations; passive foreign investment companies; corporations that accumulate earnings to avoid United States federal income tax; investors in pass through entities that are subject to special treatment under the Code; and non-United States Holders that are engaged in the conduct of a United States trade or business.

Payment of Interest

Subject to the discussion of backup withholding tax below, interest paid on a note by us or any paying agent to you will be exempt from United States federal income and withholding tax under the “portfolio interest exemption”; provided that (i) you do not, directly or indirectly, actually or constructively, own 10% or more of total combined voting power of all of our classes of stock entitled to vote, (ii) you are not a controlled foreign corporation related to us, actually or constructively, through stock ownership, (iii) you are not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business, and (iv) either (a) you provide to us or our paying agent an IRS Form W-8BEN (or a suitable substitute form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of you provides a statement to us or our agent under penalties of perjury in which it certifies that an IRS Form W-8BEN (or a suitable substitute form) has been received by it from you or from a qualifying intermediary and furnishes a copy to us or our agent. This certification requirement may be satisfied with other documentary evidence in the case of a note held in an offshore account or through certain foreign intermediaries.

If you cannot satisfy the requirements of the portfolio interest exemption described above, cash payments of interest made to you generally will be subject to United States withholding tax at the rate of 30%, unless you provide us or our agent with a properly executed IRS Form W-8BEN, establishing an exemption from or reduction of the withholding tax under the benefit of an applicable tax treaty.

Sale, Exchange, Redemption, Retirement or Other Disposition of the Notes

Subject to the discussion of backup withholding tax below, you generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other disposition of a note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “—Non-United States Holders—Payment of Interest”) unless you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met. If you are an individual who is present in the United States for 183 days or more during the taxable year of the sale, exchange or redemption of a note, and certain other requirements are met, then you generally will be subject to United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any such realized gain.

Information Reporting and Backup Withholding Tax

The amount of interest paid to you and the amount of tax, if any, withheld from such payment generally must be reported annually to you and to the IRS. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which you are resident.

Provided that you have complied with certain reporting procedures (usually satisfied by providing an IRS Form W-8BEN) or otherwise establish an exemption, you generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from the disposition of, a note, unless we or our paying agent know or have reason to know that you are a United States person. Additional rules relating to information reporting requirements and backup withholding tax with respect to the payment of proceeds from the disposition (including a redemption or retirement) of a note are as follows:

•

If the proceeds are paid to or through the United States office of a broker, you generally will be subject to backup withholding tax and information reporting unless you certify under penalties of perjury that you are not a United States person (usually on an IRS Form W-8BEN) or otherwise establish an exemption.

•

If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have certain specified United States connections (a “United States-Related Person”), you will not be subject to backup withholding tax or information reporting.

•

If the proceeds are paid to or through a non-United States office of a broker that is a United States person or a United States-Related Person, you generally will be subject to information reporting (but generally not backup withholding tax) unless you certify under penalties of perjury that you are not a United States person (usually on an IRS Form W-8BEN) or otherwise establish an exemption.

Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against your United States federal income tax liability, provided that the required information is timely furnished to the IRS.

The preceding discussion of certain United States federal income tax considerations of the exchange offer is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging old notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received by it in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, upon request, we will make a sufficient number of copies of this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale for a period ending on the earlier of (1) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (2) the date on which broker-dealers are no longer required to deliver a prospectus in connection with market making or other trading activities.

We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers.

LEGAL MATTERS

The validity of the exchange notes and the guarantees will be passed upon on our behalf by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. Certain matters under Louisiana law will be passed upon on our behalf by Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P., New Orleans, Lousiana.

EXPERTS

The consolidated financial statements and schedule of Chemtura Corporation and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein, and in the registration statement, in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2010 consolidated financial statements contains an explanatory paragraph which states that as discussed in Note 1 to Notes to Consolidated Financial Statements, the Company, due to the adoption of new accounting principles, in 2009, changed its method of accounting for fair value measurements for non-financial assets and liabilities, and non-controlling interests, and in 2008, changed its method of accounting for fair value measurements for financial assets and liabilities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information regarding the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically.

We make available free of charge at www.chemtura.com (in the “Investors” section) copies of materials we file with, or furnish to, the SEC. By referring to our website and the SEC’s website, we do not incorporate such websites or their contents into this prospectus.

Offer to Exchange

Up to $455,000,000 aggregate principal amount

of our 7.875% Senior Notes due 2018

and the guarantees thereof which have been registered

under the Securities Act of 1933, as amended,

for all of our outstanding unregistered

7.875% Senior Notes due 2018 issued on August 27, 2010

and the guarantees thereof.

PROSPECTUS

                    , 2011

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that the directors of Chemtura shall not be personally liable to Chemtura or its stockholders for monetary damages for violations of their fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

Our amended and restated bylaws provide for indemnification of the officers and directors of Chemtura to the fullest extent permitted by the DGCL.

The forgoing is only a general summary of certain aspects of Delaware law and our organizational documents dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the applicable provisions of the DGCL and of our amended and restated certificate of incorporation and bylaws.

In addition, the Chemtura’s directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.

The certificate of incorporation and bylaws of Bio-Lab, Inc. provide that the corporation shall indemnify all persons whom it may indemnify pursuant to the full extent permitted by Section 145 of the DGCL. The certificate of incorporation of HomeCare Labs, Inc. provides that the corporation shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify each person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative of investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. The bylaws of HomeCare Labs, Inc., Great Lakes Chemical Corporation and Recreational Water Products, Inc. provide that the corporations will indemnify their acting and former directors, officers, employees, and agents and those persons who, at the request of the corporations, served or have served another corporations, partnership, joint venture, trust or other enterprise in one or more such capacities against any and all liabilities incurred in connection with their services in such capacities to the maximum extent permitted by the provisions of the DGCL and that the corporations shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, employee or agent of the corporations, or is or was serving at the request of the corporations as a director, officer, employee or agent of another corporations, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporations would have the power to indemnify him against such liability under the provisions of the bylaws.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of GLCC Laurel, LLC provides, to the fullest extent permitted under Delaware law, that the company may indemnify any member, manager, officer, employee or agent of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer, employee or agent of the company provided the indemnification is not prohibited by applicable law unless the conduct of the person to be indemnified (i) constitutes gross negligence, bad faith, reckless conduct, intentional misconduct or a knowing violation of law, (ii) is based on or attributable to the receipt by the person to be indemnified from the company of a personal benefit to which the person to be indemnified is not legally entitled or (iii) is based on or attributable to a breach of the limited liability company agreement.

Louisiana

Section 12:1315 of the Louisiana Business Corporation Law (the “LBCL”) provides that the articles of organization or a written operating agreement of a limited liability company may (a) eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers pursuant to Section 12:1312 of the LBCL, for monetary damages for breach of any duty provided for in Section 12:1314 of the LBCL or (b) provide for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager; provided that no provision permitted under (a) or (b) shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The limited liability company agreement of Weber City Road LLC provides that the company may indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member, officer, employee or agent of the company, or is or was serving at the request of the company against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner in which he reasonably believed to be in the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The attached Exhibit Index is incorporated herein by reference.

ITEM 22. UNDERTAKINGS.

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about each undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(5)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Chemtura Corporation, a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

CHEMTURA CORPORATION

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President and Chief Financial Officer

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller (Principal Accounting Officer)

* Jeffrey D. Benjamin	Director

* Timothy J. Bernlohr	Lead Director

* Anna C. Catalano	Director

* Alan S. Cooper	Director

Signature	Title

* James W. Crownover	Director

* Jonathan F. Foster	Director

* John K. Wulff	Director

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BioLab Franchise Company, LLC, a Delaware limited liability company, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

BIOLAB FRANCHISE COMPANY, LLC

By:	/s/ Charles O. Schobel
Charles O. Schobel
President

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

* Billie S. Flaherty	Manager

/s/ Stephen C. Forsyth Stephen C. Forsyth	Manager

* Charles O. Schobel	Manager

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bio-Lab, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

BIO-LAB, INC.

By:	/s/ Robert J. Cicero
Robert J. Cicero
Vice President and Secretary

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

* Billie S. Flaherty	Director

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Crompton Colors Incorporated, a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

CROMPTON COLORS INCORPORATED

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
President

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

* Billie S. Flaherty	Director

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Crompton Holding Corporation, a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

CROMPTON HOLDING CORPORATION

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
President

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

* Billie S. Flaherty	Director

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, GLCC Laurel, LLC, a Delaware limited liability company, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

GLCC LAUREL, LLC

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
Vice President

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

* Robert J. Cicero	Member of the Management Committee

* Arthur C. Fullerton	Member of the Management Committee

* Anne P. Noonan	Member of the Management Committee

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Great Lakes Chemical Corporation, a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

GREAT LAKES CHEMICAL CORPORATION

By:	/s/ Robert J. Cicero
Robert J. Cicero
Vice President and Secretary

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

* Billie S. Flaherty	Director

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Great Lakes Chemical Global, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

GREAT LAKES CHEMICAL GLOBAL, INC.

By:	/s/ Robert J. Cicero
Robert J. Cicero
Vice President and Secretary

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

* Billie S. Flaherty	Director

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Homecare Labs, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

HOMECARE LABS, INC.

By:	/s/ Arthur C. Fullerton
Arthur C. Fullerton
Vice President

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

* Billie S. Flaherty	Director

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Laurel Industries Holdings, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

LAUREL INDUSTRIES HOLDINGS, INC.

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
President

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

* Billie S. Flaherty	Director

* Robert J. Cicero	Director

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Recreational Water Products, Inc., a Delaware corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

RECREATIONAL WATER PRODUCTS, INC.

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
President

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Director

* Billie S. Flaherty	Director

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Weber City Road LLC, a Louisiana limited liability company, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Middlebury, Connecticut, on May 24, 2011.

WEBER CITY ROAD LLC

By:	/s/ Billie S. Flaherty
Billie S. Flaherty
President

Signature	Title

* Craig A. Rogerson	Chairman of the Board, President, Chief Executive Officer and Director of Chemtura Corporation (Principal Executive Officer)

/s/ Stephen C. Forsyth Stephen C. Forsyth	Executive Vice President and Chief Financial Officer of Chemtura Corporation (Principal Financial Officer)

* Kevin V. Mahoney	Senior Vice President and Corporate Controller of Chemtura Corporation (Principal Accounting Officer)

CHEMTURA CORPORATION	Sole Member

By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth
Executive Vice President and Chief Financial Officer

*By:	/s/ Stephen C. Forsyth
Stephen C. Forsyth Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Joint Chapter 11 Plan of Chemtura Corporation (the “Registrant”), et al, dated August 4, 2010, as amended (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 4, 2010).

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on November 9, 2010).

3.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A, filed with the SEC on November 9, 2010).

3.3*	Certificate of Formation of BioLab Franchise Company, LLC.

3.4*	Limited Liability Company Operating Agreement of BioLab Franchise Company, LLC.

3.5*	Certificate of Incorporation of Bio-Lab, Inc.

3.6*	Amended and Restated Bylaws of Bio-Lab, Inc.

3.7*	Certificate of Incorporation of Dyes & Chemicals Corporation, together with Certificate of Amendment of Certificate of Incorporation of Dyes & Colors Corporation reflecting the change of the entity’s name to Crompton & Knowles Colors Incorporated, together with Certificate of Amendment of Certificate of Incorporation reflecting the change of the entity’s name to Crompton Colors Incorporated.

3.8*	By-Laws of Crompton Colors Incorporated.

3.9*	Certificate of Incorporation of CK Holding Corporation, together with Certificate of Amendment of Certificate of Incorporation reflecting the change of the entity’s name to Crompton Holding Corporation.

3.10*	By-Laws of Crompton Holding Corporation.

3.11*	Certificate of Formation of GLCC LLC, together with Certificate of Amendment to Certificate of Formation of GLCC, LLC, reflecting change of the entity’s name to GLCC Laurel, LLC.

3.12*	Limited Liability Company Operating Agreement of GLCC Laurel, LLC.

3.13*	Amended and Restated Certificate of Incorporation of Great Lakes Chemical Corporation.

3.14*	Amended and Restated Bylaws of Great Lakes Chemical Corporation.

3.15*	Certificate of Incorporation of Great Lakes Chemical Global, Inc.

3.16*	By-Laws of Great Lakes Chemical Global, Inc.

3.17*	Fifth Amended and Restated Certificate of Incorporation of Consumer Products Growth Company, together with Certificate of Amendment of Certificate of Incorporation of Consumer Products Growth Company, reflecting change of the entity’s name to HomeCare Labs, Inc.

3.18*	Amended and Restated Bylaws of HomeCare Labs, Inc.

3.19*	Certificate of Incorporation of PDG Acquisition Company, together with certificate of Amendment of Certificate of Incorporation of PDG Acquisition Company reflecting change of entity’s name to PDG Chemical Inc., together with Certificate of Amendment of Certificate of Incorporation of PDG Chemical Inc. reflecting change of the entity’s name to Laurel Industries Holdings, Inc.

3.20*	By-Laws of PDG Chemical Inc. (now known as PDG Chemical Inc.)

Exhibit Number	Description

3.21*	Certificate of Incorporation of Recreational Water Products, Inc.

3.22*	Amended and Restated Bylaws of Recreational Water Products, Inc.

3.23*	Articles of Organization of Weber City Road LLC.

3.24*	Operating Agreement of Weber City Road LLC.

4.1	Indenture, dated as of August 27, 2010, among Chemtura Corporation and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 27, 2010 (the “August 27, 2010 8-K”)).

4.2	Registration Rights Agreement, dated as of August 27, 2010 among Chemtura Corporation, the subsidiaries named therein and Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Wells Fargo Securities, LLC and Goldman, Sachs & Co (incorporated by reference to Exhibit 4.3 to the Registrant’s August 27, 2010 Form 8-K).

4.3	First Supplemental Indenture, dated as of November 9, 2010, among Chemtura Corporation, the guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 12, 2010 Form 8-K (“November 12, 2010 8-K”)).

4.4	Form of Note (attached as an exhibit to Exhibit 4.1).

5.1*	Opinion of Kirkland & Ellis LLP.

5.2*	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P.

10.1	Letter Agreement, dated March 18, 2009, between the Company and Alvarez & Marsal North America, LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2009).

10.2	Separation Agreement and General Release, dated as of July 1, 2009, between Chemtura Corporation and Robert Wedinger (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 9, 2009).

10.3	2009 Chemtura Corporation Management Incentive Program (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2010).

10.4	Share and Asset Purchase Agreement, dated December 23, 2009, among Chemtura Corporation, SK Atlas, LLC and SK Capital Partners II, LP (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 23, 2009).

10.5	Share and Asset Purchase Agreement between Chemtura Corporation and SK Atlas, LLC and SK Capital Partners II, LLP, dated December 15, 2010 (incorporated by reference to Exhibit 10.58 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

10.6	Share and Asset Purchase Agreement by and among Artek Aterian Holding Company, LLC, Aterian Investment Partners Distressed Opportunities, LP, Artek Surfin Chemicals Ltd. and Chemtura Corporation, dated February 23, 2010 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 24, 2010).

10.7	Senior Secured Term Facility Credit Agreement, dated as of August 27, 2010, among Chemtura Corporation, Bank of America, N.A., as Administrative Agent, the other agents party thereto and the Lenders party thereto (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 27, 2010).

10.8	Amendment No. 1 to the Senior Secured Term Facility Credit Agreement, dated as of September 27, 2010, among Chemtura Corporation, Bank of America, N.A., as Administrative Agent, the other agents party thereto and the Lenders party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 30, 2010).

Exhibit Number	Description

10.9	Senior Secured Revolving Credit Facility Agreement, dated as of November 9, 2010, among Chemtura Corporation and certain of its subsidiaries named therein, as borrowers, Bank of America, N.A., as administrative agent and collateral agent, the other agents party thereto and the Initial Lenders and other Lenders party thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s November 12, 2010 8-K).

10.10	Guaranty, dated as of November 9, 2010, pursuant to the Senior Secured Revolving Facility Credit Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s November 12, 2010 8-K).

10.11	Security Agreement, dated as of November 9, 2010, pursuant to the Senior Secured Revolving Facility Credit Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s November 12, 2010 8-K).

10.12	Guaranty, dated as of November 9, 2010, pursuant to the Senior Secured Term Facility Credit Agreement (incorporated by reference to Exhibit 4.5 to the Registrant’s November 12, 2010 8-K).

10.13	Security Agreement, dated as of November 9, 2010, pursuant to the Senior Secured Term Facility Credit Agreement (incorporated by reference to Exhibit 4.6 to the Registrant’s November 12, 2010 8-K).

10.14	Employment Agreement, dated as of November 9, 2010, between Craig Rogerson and Chemtura Corporation (incorporated by reference to Exhibit 10.1 to the Registrant’s November 12, 2010 8-K).

10.15	Employment Agreement, dated as of November 9, 2010, between Stephen Forsyth and Chemtura Corporation (incorporated by reference to Exhibit 10.2 to the Registrant’s November 12, 2010 8-K).

10.16	Employment Agreement, dated as of November 9, 2010, between Billie Flaherty and Chemtura Corporation (incorporated by reference to Exhibit 10.3 to the Registrant’s November 12, 2010 8-K).

10.17	Employment Agreement, dated as of November 9, 2010, between Chet Cross and Chemtura Corporation (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

10.18	Employment Agreement, dated as of November 9, 2010, between Alan Swiech and Chemtura Corporation (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

10.19	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s November 12, 2010 8-K).

10.20	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 99.2 to the Registrant’s November 12, 2010 8-K).

10.21	Chemtura Corporation 2010 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to Chemtura’s Registration Statement on Form S-8 filed with the SEC on November 9, 2010).

10.22	Chemtura Corporation EIP Settlement Plan (incorporated by reference to Exhibit 99.2 to Chemtura’s Registration Statement on Form S-8 filed with the SEC on November 9, 2010).

10.23	Chemtura Corporation Emergence Award Plan (incorporated by reference to Exhibit 99.3 to Chemtura’s Registration Statement on Form S-8 filed with the SEC on November 9, 2010).

10.24	Chemtura Corporation 2010 Short Term Incentive Plan (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010).

12.1*	Calculation of Ratio of Earnings to Fixed Charges.

Exhibit Number	Description

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21 to the Registrant’s Form 10-K for the year ended December 31, 2010).

23.1*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2*	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre L.L.P. (included in Exhibit 5.2).

23.3	Consent of KPMG LLP.

24.1*	Powers of Attorney (included on signature pages).

25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trustee Indenture Act of 1939 of U.S. Bank National Association.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Tender Instructions.

*	Previously filed